As filed with the Securities and Exchange Commission on July 21, 2021

Registration No. 333-253418

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHWELL ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1911840
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Green Bay Rd. #227

Winnetka, IL 60093

(847) 230-9162

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alyssa Rapp

Chief Executive Officer

Healthwell Acquisition Corp. I

1001 Green Bay Rd. #227

Winnetka, IL 60093

(847) 230-9162

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Carol Anne Huff, Esq. Steven Gavin, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601 Tel: (312) 558-5600	Christian O. Nagler Sean T. Wheeler, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security (1)	ProposedMaximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant (2)	28,750,000 Units	$10.00	$287,500,000	$31,366.25
Shares of Class A common stock included as part of the units (3)	28,750,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units (3)	14,375,000 Warrants	—	—	— (4)
Shares of Class A common stock included as part of the redeemable warrants	14,375,000 Shares	$11.50	165,312,500	18,035.59
Total			$452,812,500	$49,401.84(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,750,000 units, consisting of 3,750,000 shares of Class A common stock and 1,875,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS – SUBJECT TO COMPLETION DATED JULY 21, 2021

$250,000,000

Healthwell Acquisition Corp. I

25,000,000 Units

Healthwell Acquisition Corp. I is a newly incorporated blank check company, incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While we may pursue an initial business combination target in any industry or geographic location, we intend to focus our search for a target business operating in the broader technology-enabled healthcare industry.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 37. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	PRICE TO PUBLIC	UNDERWRITING DISCOUNTS AND COMMISSIONS (1)	PROCEEDS, BEFORE EXPENSES, TO US
Per Unit	$10.00	$0.55	$9.45
Total	$250,000,000	$13,750,000	$236,250,000

(1)	Includes $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $250.0 million or $287.5 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. Delivery of the units will be made on or about                , 2021.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Jefferies

The date of this prospectus is                , 2021.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable 30 days after the completion of our initial business, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding shares of Class A common stock that were sold as part of the units in this offering, which we refer to collectively as our public shares, subject to the limitations described herein. If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company (which we refer to as our “sponsor” throughout this prospectus), has committed to purchase an aggregate of 7,700,000 warrants (or 8,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($7,700,000 in the aggregate or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We refer to these warrants throughout this prospectus as the private placement warrants. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at $11.50 per share, subject to adjustment as provided herein.

In addition, in connection with the consummation of this offering, we have entered into a forward purchase agreement with Peterson Partners, a member of our sponsor, pursuant to which Peterson Partners has subscribed to purchase from us 4,000,000 units, with each unit consisting of one share of Class A common stock, or a forward purchase share, and one-half of one warrant to purchase one share of Class A common stock, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of up to $40.0 million, in a private placement that will close concurrently with the closing of our initial business combination. Peterson Partners’ commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except that they will be subject to certain transfer restrictions, as described herein, and the forward purchase warrants shall be identical to the private placement warrants. In connection with the forward purchase agreement, our sponsor issued Peterson Partners interests in our sponsor representing, upon consummation of our IPO, an indirect economic interest in approximately 4% of our Class B Common Stock. The forward purchase securities are subject to the restrictions on transfer described under “Certain Relationships and Related Party Transactions.”

Up to nine qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 9.9% of the units to be sold in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option and up to two qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 4.95% of the units to be sold in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option (representing in aggregate up to 99% of the units in this offering). We refer to these potential investors as “anchor investors.” We

i

have agreed to direct the underwriters to sell to the anchor investors such number of units. There is also no guarantee that all 11 anchor investors will participate in the offering. In consideration of these purchases, our sponsor has agreed to sell to these anchor investors limited liability company interests in our sponsor, as described in further detail in this prospectus. There can be no assurance that the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. The sponsor may enter into additional agreements on substantially similar terms. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest.”

Our sponsor currently holds 7,187,500 shares of Class B common stock (which we refer to as “founder shares” as further described herein), up to 937,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 20% of the sum of all shares of Class A common stock issued and outstanding upon the completion of this offering, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding any forward purchase securities or shares or equity-linked securities issued, or to be issued, to any seller in the business combination. Prior to our initial business combination, holders of the shares of Class B common stock will have the right to appoint all of our directors and may remove members of the board of directors for any reason. On any other matter submitted to a vote of our shareholders, holders of the shares of Class B common stock and holders of the Class A common stock will vote together as a single class, except as required by law.

Prior to this offering, there has been no public market for our units, Class A common stock or warrants. We have applied to list our units on The Nasdaq Capital Market (“Nasdaq”) under the symbol “HWELU” on or promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Jefferies LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “HWEL” and “HWELW,” respectively.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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Until                , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under “Risk Factors” starting on page 35 and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

∎

“4.95% anchor investors” are to certain investment funds and managed accounts managed by or affiliated with each of Wolverine Asset Management, LLC and Rangeley Capital, LLC, each of which is a member of our sponsor and has expressed to us an interest to purchase up to 4.95% of the units in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option, as further described herein;

∎

“9.9% anchor investors” are to certain investment funds and managed accounts managed by or affiliated with each of Aristeia Capital, L.L.C., Castle Creek Strategies, LLC, Meteora Capital Management, L.P., Radcliffe Capital Management, L.P. and Shaolin Capital Management, each of which is a member of our sponsor and has expressed to us an interest to purchase up to 9.9% of the units in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option, as further described herein;

∎

“anchor investors” are to the 4.95% anchor investors, the 9.9% anchor investors and the original anchor investors, each of which is a qualified institutional buyer or institutional accredited investor, is a member of our sponsor and has expressed to us an interest to purchase up to either 9.9% or 4.95% of the units in this offering, in each case excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option, as further described herein;

∎	“amended and restated certificate of incorporation ” are to our amended and restated certificate of incorporation to be in effect upon completion of this offering;

∎	the “Board” refers to the Board of Directors of Healthwell Acquisition Corp. I;

∎	“DGCL” refers to the Delaware General Corporation Law as the same may be amended from time to time

∎	“directors” are to our current directors and any director nominees named in this prospectus;

∎

“founder shares” are to our shares of Class B common stock initially purchased by our sponsor in a private placement prior to this offering and our shares of Class A common stock that will be issued upon conversion thereof as provided therein;

∎

“forward purchase agreement” are to an agreement we have entered into with our sponsor providing for the sale of shares of Class A common stock and warrants to Peterson Partners in a private placement to occur concurrently with the closing of our initial business combination;

∎	“forward purchase securities” are to the forward purchase shares and forward purchase warrants;

∎	“forward purchase shares” are to shares of Class A common stock to be issued pursuant to the forward purchase agreement;

∎	“forward purchase warrants” are to warrants to purchase shares of Class A common stock to be issued pursuant to the forward purchase agreement;

∎	“initial shareholders” are to our sponsor, which is the only holder of our founder shares prior to this offering;

∎	“letter agreement” refer to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

∎	“management” or our “management team” are to our directors and officers;

∎	“common stock” are to our shares of Class A common stock and our shares of Class B common stock;

∎

“original anchor investors” are to certain investment funds and managed accounts managed by or affiliated with each of Atalaya Capital Management LP, Magnetar Financial LLC, Context Capital Management LLC and PEAK6 Strategic Capital LLC each of which is a qualified institutional buyer or institutional accredited investor, is a member of our sponsor and has expressed to us an interest to purchase up to 9.9% of the units in this offering as further described herein;

∎	“private placement warrants” are to the warrants issued to our sponsor and other holders, as applicable, in a private placement simultaneously with the closing of this offering;

∎

“public shareholders” are to the holders of our public shares, including our sponsor, directors and officers to the extent our sponsor, directors or officers purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

∎	“public shares” are to our shares of Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

∎	“sponsor” are to Healthwell Acquisition Corp. I Sponsor LLC, a Delaware limited liability company;

∎	“warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

∎	“we,” “us,” “our” or our “company” are to Healthwell Acquisition Corp. I, a Delaware corporation; and

∎	“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and assumes the forfeiture of an aggregate of 937,500 founder shares.

General

Our Company

We are a newly organized blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not identified any potential business combination targets and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination targets.

Although we may pursue targets in any business industries or sectors, we intend to focus our investment efforts on technology-enabled companies across the entire healthcare industry. Investment opportunities will be sourced through our longstanding investment banking, venture capital and private equity relationships, as well as an extensive network of serial entrepreneurs and operators in healthcare and technology built over decades. The Company benefits from decades of transaction experience with companies at all stages of their life cycles. The Company will use a disciplined and highly selective investment process that leverages the depth and diversity of management, the Board and a team of advisors to enhance the growth potential and value of a target business, while focusing on providing the potential of an attractive return to our shareholders.

The U.S. healthcare industry nears $3.8 trillion in value, representing an expansive market with powerful secular tailwinds and a broad universe of business combination targets. By 2028, expenditures are expected to reach $6.2 trillion, highlighting an average growth rate of approximately 5.4% per year, driven in large part by a rapidly aging population and increased prevalence of chronic disease. Given the accelerating spending growth, fragmented market, and staggering imbalances in access, quality, and cost in healthcare across America, technological innovation and tech-enablement are at the forefront of value creation in the sector.

Though we intend to focus our investment effort broadly across tech-enabled healthcare, we will leverage our team’s expertise to target businesses in healthcare technology, tech-enabled healthcare services, and tech-enabled wellness. These subsectors benefit from favorable market dynamics, are underrepresented in the public markets and align well with the backgrounds and experience of our management team and Board. The diversity of the target universe and the number of largely uncorrelated subsectors maximize the likelihood that the management team, Board and advisors will be able to identify and execute an attractive transaction. We intend to concentrate on targets with an enterprise value range between $750 million and $1 billion.

Our Private Equity Partner

Peterson Partners, a private equity and venture capital firm founded by Joel Peterson in 2003, is our private equity partner. Peterson Partners has invested $690 million in over 200 transactions in healthcare, technology and consumer businesses across stages, from seed through late-stage buyouts, since inception. Notable investments include Eargo (NASDAQ:EAR), Avea Solutions, Allbirds, Bonobos, Vivint (NYSE:VVNT), Azul (NYSE:AZUL), and Collective Medical Technologies. We have entered into a Forward Purchase Agreement with Peterson Partners for an aggregate purchase price of $40 million in connection with the initial business combination, as detailed in see “Summary—The Offering—Forward Purchase Agreement.” We intend to leverage Peterson Partners’ deep knowledge of the healthcare industry and the firm’s extensive relationships with operating executives, healthcare and technology companies, and other sponsors, in our search for a business combination target. Peterson Partners is represented on our team by Curtis Feeny, who serves as Co-Chair of our Board, and Joel Peterson, who serves as an advisor.

Our Management Team

Alyssa Rapp serves as Chief Executive Officer and Director. Ms. Rapp was formerly the Chief Executive Officer of Surgical Solutions, a tech-enabled healthcare business providing non-clinical surgical services to hospitals (from 2018-April 2021). As CEO, Ms. Rapp led a successful turnaround of the enterprise, driving 21% sales growth with 90% customer retention. Ms. Rapp has also served as an independent director of Women’s Health Group, a portfolio company of Shore Capital Partners, since October 2020. From 2005-2015, Ms. Rapp served as the founder & CEO of Bottlenotes, Inc., a leading interactive media company. Starting in 2015, Ms. Rapp has served as the Managing Partner of AJR Ventures, a strategic advisory firm for family offices and private equity firms on market development, digital and e-commerce strategies for select portfolio companies. In addition, Ms. Rapp has served as a lecturer-in-management at Stanford University’s Graduate School of Business since 2014 and Adjunct Professor of Entrepreneurship at the University of Chicago’s Booth Business School since 2019. Ms. Rapp earned a B.A. in Political Science and the History of Art from Yale University in 2000 and an M.B.A. from Stanford University’s Graduate School of Business in 2005. She is the author of Amazon Bestseller, Leadership and Life Hacks: Insights from a Mom, Wife, Entrepreneur & Executive (ForbesBooks, October 2019).

Tracy Wan serves as President, Chief Financial Officer and will serve as a Director. Ms. Wan is a seasoned executive who has spent over 25 years in senior management roles as chief financial officer and chief operating officer at public and private companies. Ms. Wan is a Managing Partner of TYW Consultants LLC (2016-present, and 2006-2009) a consulting and advisory firm that provides services to executive teams, boards, and investors of businesses to develop strategic business plans, and to improve financial and operational performance. As part of her consulting and advisory practice at TYW Consultants, she provided consulting services to Surgical Solutions (2018-2021), including as Acting COO (2019-2020), working with Surgical Solutions’ management team and the company’s board, other healthcare companies, OEMs of medical equipment and supplies, and hospital administration. Ms. Wan has worked closely with Ms. Rapp on a variety of business projects over the last ten years. For her executive roles, Ms. Wan served as President, COO (1999-2006), and Director (2004-2006); and as Executive Vice President and CFO (1994-1999) of The Sharper Image (formerly NASDAQ: SHRP). Ms. Wan served as President, COO and Director (2015-2016), and as COO (2009-2015) of Cycle Gear, Inc., a private-equity backed omni-channel retail business. Ms. Wan earned a B.S. in Business Administration, Accounting from San Francisco State University. Early in Ms. Wan’s career, she worked as a CPA (not currently active) in the public accounting firm of Laventhol and Horwath in San Francisco, California.

Our Board of Directors

Curtis Feeny will serve as Co-Chair of our Board. Mr. Feeny has served as a Senior Advisor to Peterson Partners since March 2020. He was previously Managing Director at Voyager Capital, a leading technology venture capital firm where Mr. Feeny invested in healthcare technology, SaaS, enterprise software, data analytics and wireless infrastructure, amongst other sectors. Prior investments include Ayla Networks, Kaggle (acquired by Google), Wise.io (acquired by GE), Sensys Networks, WellnessFX (acquired by Thorne Research), and ClearCare (acquired by Wellsky). Mr. Feeny has served on over 30 Boards, both public and private, including CBRE since

2006 (NYSE:CBRE), Staples from 2016-2017, and Khan Academy since 2016, and was a senior executive at the Stanford Management Company and Trammell Crow prior to joining Voyager in 2000. During his time at Stanford Management Company, the office within Stanford University that invests Stanford University’s endowment and other financial assets, Mr. Feeny was responsible for overseeing the investment of the University’s endowment as it grew from $2.5 billion to $8.9 billion over eight years. Mr. Feeny has an MBA from Harvard Business School and a BS in mechanical engineering from Texas A&M University.

George Hornig will serve as Co-Chair of our Board. From 2010-2016, Mr. Hornig was a Senior Managing Director and Global COO of PineBridge Investments, a global asset manager focused on active, high-conviction investing with over $125 billion in assets under management. Mr. Hornig previously served as COO of Credit Suisse Asset Management from 1999-2010, Deutsche Bank Americas from 1993-1999, and Wasserstein Perella from 1988-1991, where he was also a co-founder of the firm. Mr. Hornig has also been an active Director and seed investor for private technology-enabled companies over the last 30 years, serving as a director (and now chairman) of Xometry since 2013, an AI-driven manufacturing platform. Mr. Hornig has served as Board Chairman of The Seed Lab since 2019 and Lasso Partners since 2020, Director and Audit Chair of Syntax since 2018 and Director of Daniel J. Edleman Holdings since 2016. He has been member of the Advisory Board for Babiators since 2014, Stojo since 2018, Copper Publishing since 2019, Ready Set Jet since 2019, Longsight Advisors since 2019 and Vantage Point since 2020. Mr. Hornig holds an A.B, J.D, and M.B.A from Harvard University.

Matt Wandoloski will serve as a Director. Since 2019, Mr. Wandoloski has served as CEO of Paloma Healthcare Consulting, a consulting firm that partners with innovative healthcare related companies to accelerate growth and profitability through Board and Strategic Advisor roles. From 2011-2018, he served as Vice President of Corporate Strategy, Informatics, & Subsidiary Development at Blue Cross Blue Shield of Arizona. Additionally, Mr. Wandoloski served as the former CEO of UnitedHealthcare, S. Arizona. Mr. Wandoloski has served on the board of directors of Complia Health since 2021, a home health home care hospice software company. Mr. Wandoloski holds a M.B.A in Finance from Long Island University—C.W Post, New York

Christie Hefner will serve as a Director. Ms. Hefner has served as Chairman of the Board of Hatch Beauty Brands, which offers both beauty and wellness incubation, since 2014. Previously, she served in a variety of executive positions with Playboy Enterprises, serving as the longest tenured female public company CEO. She was widely credited with developing and leading the execution of strategies that repositioned the company from its legacy domestic magazine business to a global multi-media and lifestyle company and building its institutional shareholder base. Ms. Hefner has been a Trustee of Rush University Medical Center since 1993 and former Chairman of the CORE Center from 1995-2002, a national model for the integrated treatment of people with HIV AIDS and other infectious diseases. Ms. Hefner was the former Executive Chairman of Canyon Ranch Enterprises from 2009-2015. Ms. Hefner holds a B.A. in English and American Literature from Brandeis University.

John L. MacCarthy has been a Director since February 2021. He is a member of the board of directors of the Nuveen Global Cities REIT, an unlisted Real Estate Investment Trust with over $500 million in assets under management, since July 2017. He served as the Chief Legal Officer of Nuveen, an investment management firm owned by TIAA with over $1 trillion in assets under management in 2017 and 2018. Mr. MacCarthy was Chief Operating Officer of TIAA Global Real Assets in 2016 and 2017. While an executive at Nuveen, Mr. MacCarthy negotiated the 2014 sale of Nuveen to TIAA, the 2007 leveraged buyout of Nuveen led by Madison Dearborn Partners, and several other acquisitions by Nuveen. Mr. MacCarthy joined Nuveen Investments (NYSE: NUV) as General Counsel in 2006, serving as Executive Vice President, Secretary and General Counsel from 2008 through 2015. Before joining Nuveen, Mr. MacCarthy was a partner at the law firm of Winston & Strawn LLP, serving as Chairman of the Corporate Department from 2001 to 2006. Mr. MacCarthy holds a J.D. from Stanford Law School and a B.A. from Williams College.

Ellen Levy will serve as a Director. Dr. Levy is the Founder & Managing Director of Silicon Valley Connect, working with organizations and entrepreneurs on opportunities for “networked innovation”, while also managing a portfolio of 50+ startups as an angel investor/advisor (a sample of investments including: RelateIQ, acquired by Salesforce; Accompany, acquired by Cisco; Outreach, BetterUp; DoctorOnDemand; Happiest Baby; Trusted Health). Additionally, she is a member of the Board of Directors of commercial real estate finance company Walker & Dunlop (NYSE: WD), financial services company CAIS, social network for military and veterans company Rallypoint, and from 2015-2020, education technology company Instructure (NYSE: INST). Dr. Levy spent nearly a decade (2003-2012) working with LinkedIn, including as Vice President of Corporate Development & Strategy and member of the Executive Team following her original role as Advisory Board member when the company was first founded. Over her career, Ellen has held formal roles in venture capital (Softbank Venture Capital; NeoCarta Ventures; Draper Fisher Jurvetson), startups (WhoWhere, bought by Lycos; Softbook Press, bought by Gemstar TVGuide; LinkedIn, bought by Microsoft), technology think tanks (Interval Research), large corporations (Apple Computer; PriceWaterhouse Coopers), and universities (Harvard; Stanford; Arizona State University). Dr. Levy has a BA from the University of Michigan, and MA & PhD in Cognitive Psychology from Stanford University.

Carl Allegretti will serve as a Director. Mr. Allegretti is currently the President of Arbor Investments. He began his professional career at Arthur Andersen’s Chicago office in 1983. Mr. Allegretti worked with Deloitte leadership to successfully lead the Chicago tax practice of Arthur Andersen to Deloitte in 2002. While at Deloitte, Mr. Allegretti served as Chairman and CEO of Deloitte Tax LLP, led the tax practice for the Canadian member firm of Deloitte Touche Tohmatsu Limited (DTTL), led Deloitte’s Global Private Practice, was Vice Chair of the US Board of Directors and was a member of Deloitte’s Global Board of Directors. Most recently, Mr. Allegretti was Managing Partner of Deloitte’s Chicago Office until 2020. Mr. Allegretti is a member of the American Institute of Certified Public Accountants and is a certified CPA in Illinois and Indiana. He serves on the boards of World Business Chicago, Civic Committee of the Commercial Club, Imerman Angels, and the National Football Foundation. Mr. Allegretti also serves as Chair of the Audit Committee of the Ann and Robert H. Lurie Children’s Hospital of Chicago, is the Co-Chair of the After School Matters Advisory Board, and was the former Chair of Illinois Special Olympics. Mr. Allegretti received his bachelor’s degree in Accounting from Butler University in Indiana.

Our Advisors

Julie Klapstein is a seasoned healthcare technology executive with over 30 years of operating experience in the healthcare IT and IT-enabled services sectors. Ms. Klapstein served as Founding CEO and Director of Availity LLC from 2001-2011, leading the company’s expansion to the nation’s largest real-time healthcare information network. Since retiring from Availity, Ms. Klapstein has remained an active advisor and board member at both healthcare and technology businesses, currently serving as a Director at Amedisys (NASDAQ:AMED), Nextgen (NASDAQ: NXGN), Oak Street Health (NYSE:OSH), Multiplan (NYSE:MLPN), and Revecore. She was also previously a Director at eSolutions, and currently serves as a healthcare advisor to private equity firms Francisco Partners and Riverside Partners. Ms. Klapstein received her bachelor’s degree in business administration and management from Portland State University.

Kristin Torres Mowat is a healthcare technology and services leader with a successful track record of building businesses across both Fortune 500 and high-growth start-up environments. Her prior experiences include executive roles at DaVita (2007-2013), a global publicly-traded healthcare services business and Castlight Health (2013-2019), an enterprise healthcare software platform. Ms. Torres Mowat is also an investor in and advisor to healthcare services and technology businesses and currently serves on the board of Women’s Health USA. She is from Mexico City originally and is a graduate of Stanford University with a BA, MBA, and JD.

Kevin Kumler is a digital health entrepreneur, investor and growth company operator. He is currently the President of Quartet Health, a digital behavioral health business, where he has served since 2019. He previously served as President of Health Systems at Zocdoc, where he scaled multiple businesses from 2013-2019. Mr. Kumler started his career at McKinsey & Company, from 1999-2013, where he was an Associate Principal in their healthcare practice. He has a BA in Mathematics-Economics from Wesleyan University and an MBA from Stanford University.

Cherilyn Murer has over 40 years of experience advising and operating healthcare and higher education businesses. As Founder, President and CEO of Murer Consultants (1985-2017), Ms. Murer represented large multi-hospital health care systems, academic medical centers and physician group practices on strategic positioning, operational and governance restructuring, M&A, regulatory compliance and financial management. She previously served as Administrative Director for Northwestern Memorial Hospital from 1982 to 1984. Ms. Murer currently serves on the Board of Directors of Sinai Health System, previously had a gubernatorial appointment on the Illinois Board of Higher Education, and previously served as Chairman of the Board of Northern Illinois University. Through her career, Ms. Murer has also authored seven healthcare-related books. Ms. Murer holds a Juris Doctorate Degree with honors from Northern Illinois University.

Teresa Kline is a 35+ year veteran healthcare operator, currently serving on the boards of directors of Amedisys (NASDAQ: AMED); Intersect ENT (NASDAQ: XENT); SaVida Health; LaunchPoint Ventures dba Discovery Health; and Presbyterian Health Plan. Ms. Kline is the retired President & CEO of Health Alliance Plan of Michigan and former EVP of Henry Ford Health System, positions she held from 2016 -2019. Ms. Kline’s prior experience includes executive roles at leading payer and provider organizations including Health Care Service Corporation (SVP and Chief Health Care Management Officer), HealthSouth (SVP), CHA Health (CEO), United Health Group (CEO of UHC-GA), OnCare (SVP) and Aetna Health Plans (Regional VP). Ms. Kline earned her bachelor degree from Kalamazoo College and her Master of Public Health degree from the University of Michigan.

Ancelmo Lopes has 30+ years of experience in building and managing healthcare companies. Mr. Lopes is currently serving as Chairman of Results Physiotherapy (since 2020) and on the Board of PhyMed Healthcare Group (since 2016), both private equity-sponsored healthcare services businesses. He previously served as Chairman of Surgical Solutions (2015-2020), where he worked closely with Alyssa Rapp. Mr. Lopes’ prior healthcare executive experience includes serving as President, CEO and Vice Chairman of Ameritox (2014-2015); several leadership roles at Coventry Health Care (2003-2004); and CEO of HarmonyHealth Plans of Illinois and Indiana (1995-2002). Mr. Lopes holds a Bachelor’s of Science from the University of Massachusetts, Amherst.

Sarah Imbach is an active angel investor specializing in direct-to-consumer (DTC), consumer & SaaS software, and health tech companies. Prior to shifting her time to investing and advising in start-ups, Ms. Imbach was an early operating executive at three of the most transformational companies to come out of Silicon Valley in the last 20 years: PayPal, LinkedIn and 23andMe. Ms. Imbach currently serves on the boards of Outreach.io and Change.org.

Olufunmilayo Falusi Olopade, MD, FACP is the Walter L Palmer Distinguished Service Professor of Medicine and Director, Center for Clinical Cancer Genetics & Global Health at The University of Chicago. A practicing medical oncologist and cancer genetics expert, her pioneering work led to wide adoption of genetic testing for inherited cancers in clinical practice. Dr. Olopade has received numerous honors and awards, including honorary degrees from several universities, a MacArthur Foundation Fellowship, a Franklin D. Roosevelt Freedom from Want Medal, Gregory Mendel Medal, Order of Lincoln award and Officer of the Order of the Niger award. Dr. Olopade is a Co-Founder at CancerIQ and serves on the Boards of many scientific, philanthropic and civic organizations including MacArthur Foundation and the Lyric Opera of Chicago.

Kim Vender Moffat is a tenured private equity investor and advisor to early-stage and middle market companies. She currently serves as Managing Partner of Rosa Partners, where she advises founders and management of private companies, investment firms, and family offices. Prior to Rosa, Ms. Vender Moffat spent over a decade at Sterling Partners, where she was a Managing Director leading healthcare and education private equity investments. She currently serves as a Board Member at Impact Engine, Investor in Residence at the University of Chicago Booth School of Business, and as a Co-Founder and Board Member of First Women’s Bank (information). Ms. Vender Moffat earned an AB from Harvard University and a JD MBA from Pritzker School of Law and Kellogg School of Management at Northwestern University.

Jeff Forgan has over 40 years of operating and audit experience across the healthcare, technology, and consumer industries. From 1980-1995, Mr. Forgan was an Audit Partner with Deloitte & Touche, specializing in healthcare entities. Thereafter, he served as VP of Corporate Finance for an acquisitive public healthcare company now known as HealthNet (1995-1998), and in CFO roles for several public and private consumer products businesses including The Sharper Image (1999-2006), Cycle Gear Inc. (2008-2015), and Kelly Moore Paint Company (2016-2018). Mr. Forgan has spent the last two years as an investor and advisor CFO to software startup Zero Cognitive Systems Inc. Mr. Forgan is a certified public accountant and has a BA in business economics from the University of California, Santa Barbara.

Management has assembled a seasoned advisory team, in addition to our Directors, who bring vast backgrounds of healthcare and technology operating experience. Our management team, directors and advisors have driven consistent equity value creation through both management and Board roles at leading public and private companies over the last four decades. The diversity of our Board—which includes successful entrepreneurs, both early- and late-stage investors, and executives that have operated across a wide array of sub-sectors with the tech-enabled healthcare value chain—offers our management team a competitive advantage in sourcing, evaluating, and executing a business combination where we can accelerate growth and value creation.

The past performance of the members of our management, Board or advisors is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management, Board or advisor’s’ performance as indicative of our future performance.

Business Strategy & Competitive Strengths

Our business strategy is to identify and complete our initial business combination with a company that leverages and complements the experience of our team. Through our management, Board and advisors’ broad and deep networks, unique industry experiences, and deal sourcing capabilities, we will have access to a vast set of opportunities.

The team has worked together to create a platform that benefits from the following unique competitive advantages.

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Tremendous depth and breadth across management, the Board, and our advisors. Collectively, we have decades of investing and operating experience across healthcare and technology. Our investing experience spans all stages (seed, venture, private equity, public) and wide array of sectors within healthcare, including technology, services, products, distribution, and devices. Additionally, members of our team have held leadership roles at leading healthcare and technology companies such as 23&Me, Henry Ford Health System, Zocdoc, UnitedHealthcare, Blue Cross & Blue Shield, LinkedIn, Paypal (NASDAQ:PYPL), and Coventry Health.

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Track record in public and private company equity value creation. Our management team, Board and advisors have proven tools for equity value creation from successful experiences across a wide array of businesses. CEO Alyssa Rapp led the successful turnaround and sale of Surgical Solutions to a private equity-backed strategic, Grupo Vitalmex, in 2020. Board Co-Chair Curtis Feeny, as an active Director and Committee Chair, steered over $15 billion in equity value growth over 20 years through his public company Board roles, while Board Co-Chair George Hornig’s helped drive over significant equity value creation through his active Director roles over the last three decades.

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Board Co-Chairs with SPAC knowledge within healthcare and technology. Curtis Feeny serves as Director for technology-focused SPAC, E.Merge Technology Acquisition Corp. (NASDAQ: ETAC), and George Hornig was on the Boards of two healthcare-focused SPACs, KBL Healthcare Acquisition Corp. I and KBL Merger Corp. IV, that each successfully consummated a transaction.

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Robust networks in the finance, technology, and medical communities, providing access to proprietary deal flow. We have longstanding connections to healthcare executives and serial entrepreneurs, leading investment banks and advisors, venture capital and private equity firms, and the Silicon Valley technology community, providing access to proprietary deal flow. Additionally, we have deep affiliations with renowned medical and academic institutions including Stanford University and Chicago’s leading organizations—University of Chicago Medicine, Northwestern Medicine, Rush

University Medical Center, NorthShore Medical Group and Lurie Children’s Hospital. We believe our relationships with these institutions will support our sourcing efforts.

Acquisition Criteria

Consistent with our strategy, we have identified general criteria and guidelines which we believe are important in evaluating prospective target businesses. We will leverage these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

We will look for a company with the following investment criteria:

∎	Has a differentiated product or service offering with a sustainable competitive advantage;

∎	Has a clear value proposition within healthcare to either increase care quality and efficiency and/or decrease costs;

∎	Has a track record of above industry average revenue growth with strong customer satisfaction;

∎	Has a strong management team with a track record of value creation that can leverage our management team, Board and advisors and can collaborate with us to unlock the company’s full potential value;

∎	Enjoys a robust financial profile with sustainable gross margins and has the potential to generate consistent, steady and recurring free cash flow;

∎	Has an ability to generate attractive returns on capital;

∎	Sits within a growing industry subsector with strong secular tailwinds and competitive viability and is resilient to economic cycles;

∎	Has an actionable organic and M&A growth runway and that can utilize M&A to grow and bolster the financial profile of the acquired business;

∎	Has a scalable platform and infrastructure to reap the benefits of public listing, including access to capital for growth opportunities and the ability to attract additional key employees; and

∎	Can leverage the network, proprietary growth and value creation opportunities and expertise of our team to accelerate the company’s growth.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Industry Opportunity

While we may acquire a business in any industry, the $3.8 trillion healthcare market has numerous scaled companies that would benefit from a public listing, providing us with a broad set of attractive targets. With several dynamics, including an aging population and increased pervasiveness of chronic disease driving accelerated spending growth, technology-driven innovation is pivotal to improving the state of the country’s healthcare system. While our investment effort will be broadly focused on tech-enabled healthcare, we have identified several attractive subsectors where we have particular expertise:

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Healthcare Technology. As North America leads the global healthcare technology market, there are numerous platforms that are viable targets. With emerging technologies such as next-generation diagnostics and AI-powered devices, technology provides a significant opportunity to improve care outcomes. Moreover, the proliferation of healthcare data, which is increasingly available in real-time, has the potential to enable providers and researchers to move quicker and act more precisely, in turn driving improved outcomes and efficiency and decreased cost. We believe that leading technology companies will continue to transform the healthcare system.

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Tech-Enabled Healthcare Services. Technology-oriented business models are transforming healthcare and creating significant value for all market participants, including payors, providers, employers, and consumers. While the increasing complexity of the healthcare system poses challenges to traditional market participants, companies that adopt a tech-enabled model are typically better positioned to succeed and capture market share. Just as technology platforms have solved major challenges and improved productivity in other industries, similar opportunities exist within healthcare, with ~25% of total U.S. healthcare spending deemed as wasteful. As an example, telehealth has decreased unmet health needs while also reducing system-wide cost and allowing providers to deliver care with increased productivity.

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Tech-Enabled Wellness. The U.S. is the world’s largest health and wellness market. Even as COVID-19 has disrupted some traditional wellness business models, rising consumer focus on physical and mental wellness has in many cases, such as with emotional wellness, accelerated over the past year. Tech-enabled innovation has been broad, from virtual fitness offerings to scientifically-driven nutritional products and intuitive integration of mental health to traditional healthcare services. Rising provider and government prioritization of social determinants of health, as well as increasing payor focus on preventative care to decrease acute care costs, is expected to drive robust growth in the wellness market going forward.

Additional Disclosures

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under the laws of the State of Delaware. We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. See “Risk Factors—Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

Past experience or performance of our management team, Directors, advisors or their respective affiliates is not a guarantee of either (1) our ability to successfully identify and execute a transaction or (2) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team, Directors, advisors or their respective affiliates as indicative of future performance. See “Risk Factor—Past performance by our management team, Directors, advisors or their affiliates may not be indicative of future performance of an investment in the company.” No member of our management team has any experience operating special purpose acquisition companies.

Initial Business Combination

The Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Our executive offices are located at 1001 Green Bay Rd. #227, Winnetka, IL 60093 and our telephone number is (847) 230-9162. Upon completion of this offering, our corporate website address will be healthwellspac.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus or the registration statement of which this prospectus is a part. You should not rely on any such information in making your decision whether to invest in our securities.

THE OFFERING

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team and Board, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•	one share of Class A common stock; and

•	one-half of one redeemable warrant.

Proposed Nasdaq symbols	Units: “HWELU”

Class A common stock: “HWEL”

Warrants: “HWELW”

Trading commencement and separation of Class A common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Jefferies LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number issued and outstanding before this offering	0

Number issued and outstanding after this offering	25,000,000 (1)

Common stock:

Number issued and outstanding before this offering	7,187,500 (2),(3)

Number issued and outstanding after this offering	31,250,000 (1),(3),(4)

Warrants:

Number of private placement warrants to be sold in a private placement simultaneously with this offering	7,700,000 (1)

Number of warrants to be outstanding after this offering and the sale of private placement warrants	20,200,000 (1)

Exercisability	Each whole warrant offered in this offering is exercisable to purchase one share of Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one redeemable warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a whole warrant to purchase one whole share, which we believe will make us a more attractive business combination partner for target businesses.

(1)	Assumes no exercise of the underwriters’ over-allotment option and the forfeiture of 937,500 founder shares.
(2)	Consists solely of founder shares and includes up to 937,500 common stock that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)	Founder shares are currently classified as Class B common stock, which shares will convert into shares of Class A common stock on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”
(4)	Includes 25,000,000 public shares and 6,250,000 founder shares.

Exercise price	$11.50 per share, subject to adjustment as described herein.

In addition, if (x) we issue additional common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any forward purchase securities) at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable 30 days after the completion of our initial business combination, provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including as a result of a notice of redemption described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”).

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants and the forward purchase warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, which we refer to as the “30-day redemption period”; and

•

if, and only if, the last reported sale price (the “closing price”) of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”).

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A common stock is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00	Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants and the forward purchase warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants”;

•

if, and only if, the closing price of our shares of Class A common stock equals or exceeds $10.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•

if the closing price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”), then the private placement warrants and forward purchase warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of our Class A common stock shall mean the volume weighted average price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in many other blank check offerings. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” for additional information.

Founder shares	On February 10, 2021, our sponsor paid $25,000, or approximately $0.003 per share, to cover certain of our offering and formation costs in exchange for an aggregate of 7,187,500 shares of Class B common stock, par value $0.0001 per share.

Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of these founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering.

The founder shares are identical to the Class A common stock included in the units being sold in this offering, except that:

•

prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares will have the exclusive right to remove any director;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (1) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame). If we submit our initial business combination to our public shareholders for a vote, our initial shareholders, directors and officers have agreed to vote any founder shares and public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,562,501, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved (the number of public shares set forth above that would need to be voted in favor of an initial business combination would be reduced to the extent of any public shares held by our initial shareholders, directors and officers). We have agreed that we will not enter into a definitive agreement with respect to an initial business combination without the approval of our sponsor;

•

the founder shares will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•	the founder shares are entitled to registration rights.

Transfer restrictions on founder shares	Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Forward purchase agreement

We have entered into a forward purchase agreement with Peterson Partners, a member of our sponsor, pursuant to which Peterson Partners has subscribed to purchase from us 4,000,000 units, with each unit consisting of one share of Class A common stock, or a forward purchase share, and one-half of one warrant to purchase one share of Class A common stock, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of up to $40.0 million, in a private placement that will close concurrently with the closing of our initial business combination. Peterson Partners’ commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except that they will be subject to certain transfer restrictions, as described herein, and the forward purchase warrants shall be identical to the private placement warrants. In connection with the forward purchase agreement, our sponsor issued Peterson Partners interests in our sponsor representing, upon consummation of our IPO, an indirect economic interest in approximately 4% of our Class B Common Stock. The forward purchase securities are subject to the restrictions on transfer described under “Certain Relationships and Related Party Transactions.”

Founder shares conversion and anti-dilution rights	We have 7,187,500 shares of Class B common stock, par value $0.0001 per share, issued and outstanding. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of all common stock issued and outstanding upon the completion of this offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination, excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt.

Appointment of directors; Voting rights

Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares will have the exclusive right to remove any director. These provisions of our amended and restated certificate of incorporation may only be amended by approval of a majority of at least 90% of the shares of our Class B common stock. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Private placement warrants	Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.00 per warrant ($7,700,000 in the aggregate or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. For a portion of the purchase price, private placement warrants may be exercised only for a whole number of shares. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless. The private placement warrants will not be redeemable by us (except as described above under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees. If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our sponsor, as well as its permitted transferees, have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants	The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants.”

Expressions of Interest

Up to nine qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 9.9%

of the units to be sold in this offering and up to two qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 4.95% of the units to be sold in this offering, in each case excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option (representing in aggregate up to 99% of the units in this offering). We have agreed to direct the underwriters to sell to the anchor investors such number of units. There is also no guarantee that all 11 anchor investors will participate in the offering. Each of the anchor investors has entered into a separate agreement with our sponsor pursuant to which each such investor has agreed to purchase limited liability company interests in the sponsor. The sponsor may enter into additional agreements on substantially similar terms.

Funds managed by or affiliated with each of Aristeia Capital, L.L.C., Castle Creek Strategies, LLC, Radcliffe Capital Management, L.P. Meteora Capital Management, L.P., and Shaolin Capital Management (the “9.9% anchor investors”) have entered into agreements purchasing units in the sponsor for $525.00, representing an indirect beneficial interest in up to 150,000 founder shares, and funds managed or affiliated with each of Wolverine Asset Management, LLC and Rangeley Capital, LLC (the 4.9% anchor investors”) have entered into agreements purchasing units in the sponsor for $262.50, representing an indirect beneficial interest in up to 75,000 founder shares. In the event the number of units sold in this offering is reduced, or the number of units allocated by the underwriters for purchase by each anchor investor is reduced below 9.9% or 4.95%, as applicable, of the units in this offering, there will be no corresponding reduction in the number of founder shares the anchor investor will hold indirectly through the sponsor. However, the anchor investors have agreed that if such anchor investor does not purchase 9.9% or 4.95%, as applicable, of the units in this offering, it will forfeit the limited liability company interests in our sponsor.

The 9.9% anchor investors and the 4.95% anchor investors are not required to (i) other than as described above, hold any units, shares of Common Stock or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares of Common Stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination.

In addition, four anchor investors who have each expressed to us an interest to purchase up to 9.9% of the units in this offering have each purchased limited liability company interests in our sponsor pursuant to agreements with our sponsor. Certain investment funds and managed accounts managed by or affiliated with Atalaya Capital Management LP (“Atalaya Capital”) have subscribed to purchase interests in our sponsor for $1.0 million, and certain investment funds and managed accounts managed by or affiliated with each of Magnetar Financial LLC (“Magnetar”), Context Capital Management LLC (“Context”) and PEAK6 Strategic Capital LLC (”PEAK6”) have each subscribed to purchase interests in our sponsor for $500,000 (up to $1.1 million and $550,000, respectively, if the underwriters’ over-allotment option is exercised in full), representing an indirect beneficial interest in up to 500,000 founder shares and 1.0 million private placement warrants (up to 550,000 founder shares and 1.1 million private placement warrants if the underwriters’ over-allotment option is exercised in full), in the case of Atalaya Capital, and 250,000 founder shares and up to 500,000 private placement warrants, (up to 275,000 founder shares and 550,000 private placement warrants if the underwriter’s over-allotment option is exercised in full), in the case of Magnetar, Context and PEAK6. We refer to these investors as the “original anchor investors”.

Further, each the original anchor investors has agreed that if such anchor investor does not purchase 9.9% of the units in this offering, it will forfeit interests in our sponsor representing 219,670 founder shares, in the case of Atalaya Capital, and 109,835 founder shares, in the case of Magnetar, Context and PEAK6 (the “contingent founder shares”) (provided that no forfeiture will occur if such anchor investor purchases less than 9.9% of the units in this offering due to the sponsor or the underwriters not permitting such investor to purchase such number of units), and if any anchor investor transfers the units purchased in this offering (or the Class A common stock underlying such units) prior to the closing of our initial business combination (other than to its affiliates or such other parties that are approved in advance in writing by our sponsor) or it elects to redeem any of the Class A common stock purchased in this offering, it will forfeit to our sponsor interests in our sponsor representing the contingent founder shares, with the amount forfeited proportional in each case to the number of shares of Class A common stock transferred or redeemed by the anchor investor as a percentage of the total number of units purchased by such anchor investor in this offering.

In addition, our sponsor has agreed with each of the original anchor investors that if the Company raises additional equity capital in a private placement in connection with our initial business combination, each such anchor investor will be invited to purchase securities in the private placement on the terms offered to other investors in the private placement and our sponsor will request that the Company allocate $50.0 million to Atalaya Capital, and $25.0 million to each of Magnetar, Context and PEAK6 of the securities available for purchase in such private placement. Our sponsor has also agreed to grant the original anchor investors a right of first offer to invest in our sponsor on similar terms in connection with up to three future special purpose acquisition companies sponsored by our sponsor.

Although the Company and the underwriters are not required to sell the anchor investors units in this offering, the Company is not aware of any circumstances under which the Company or the underwriters would prohibit each of the anchor investors from purchasing 9.9% or 4.95%, as applicable, of the units in the offering. There can be no assurance that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination.

In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors have no agreement with us or the sponsor with respect to voting in favor of our initial business combination. If the anchor investors each elect to purchase 9.9% or 4.95%, as applicable, of the units in this offering, such stockholders will own 99% of the units sold in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option. Our sponsor and the anchor investors will own collectively 99% of the outstanding common stock, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option.

Proceeds to be held in trust account	Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the $257.70 million in proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, or $295.95 million if the underwriters’ over-allotment option is exercised in full, $250.00 million ($10.00 per unit), or $287.50 million ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full (including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N. A., with Continental Stock Transfer & Trust Company acting as trustee, and $2.7 million will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation(A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources	Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay taxes or to redeem our public shares in connection with an amendment to our amended and restated certificate of incorporation, as described above.

Based upon current interest rates, we expect the trust account to generate approximately $200,000 of interest annually (assuming an interest rate of 0.08 % per year). Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,950,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq listing rules require that an initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of our satisfaction of the 80% fair market value test, as well as the basis for our determinations. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria.

We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test; provided that in the event that our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our sponsor, directors, officers, advisors or any of their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. See “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders to enter into private transactions with.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our sponsor, directors, officers, advisors or any of their affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a stockholder meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding common stock entitled to vote thereon. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to any public shares acquired by them. These voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated certificate of incorporation	Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to provisions governing the appointment or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of the shares of our Class B common stock) related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances) may be amended if approved by holders of at least 65% of our common stock who attend and vote in a stockholder meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our common stock.

Our initial shareholders, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers and directors have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within the allotted time frame and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

Limited payments to insiders	There will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors or officers, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

•	repayment of an aggregate of up to $350,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors or officers, or our or any of their affiliates.

Audit committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of interest	Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. For more information, see the section entitled “Management—Conflicts of Interest.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 33 of this prospectus.

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

∎	We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

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Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

∎	Your only opportunity to effect your investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

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If we seek stockholder approval of our initial business combination, our initial stockholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

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The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

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The requirement that we complete our initial business combination within 24 months after the closing of this offering may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

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If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may elect to purchase shares or warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for submitting or tendering its shares, such shares may not be redeemed.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

∎	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

∎	You will not be entitled to protections normally afforded to investors of many other blank check companies.

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If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of this offering, it could limit the amount of cash available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or management team to fund our search and to complete our initial business combination.

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Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to the Offering

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the State of Delaware with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2021, we had $92,263 in cash and a working capital deficiency of $485,658. Further, we expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange rules or if we decide to hold a shareholder vote for business or other reasons. For instance, Nasdaq listing rules currently allow us to engage in a tender offer in lieu of an annual meeting, but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding common stock do not approve of the business combination we consummate. Please see the section entitled “Proposed Business—Effecting Our Initial Business Combination—Shareholders may not have the ability to approve our initial business combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our initial shareholders, directors and officers have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,562,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. The number of public shares set forth above that would need to be voted in favor of an initial business combination would be reduced to the extent of any public shares held by our initial shareholders, directors and officers. We expect that our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding common stock at the time of any such shareholder vote. Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 24-month period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, directors and officers have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of the COVID-19 Coronavirus may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, our sponsor, directors, officers, advisors or any of their affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders to enter into private transactions with. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In evaluating a prospective target business for our initial business combination, our management may rely on the availability of the funds from the sale to Peterson Partners of the forward purchase units to be used as part of the consideration to the sellers in the initial business combination. If the sale of the contingent forward purchase securities fails to close, we may lack sufficient funds to consummate our initial business combination.

Peterson Partners, a member of our sponsor, has entered into a forward purchase agreement with us, to purchase, in a private placement for aggregate gross proceeds of $40.0 million to occur concurrently with the consummation of our initial business combination. Peterson Partner’s commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. Accordingly, if its investment committee does not consent to the purchase, it will not be obligated to purchase the forward purchase units. The funds from the sale of the forward purchase units are expected to be used as part of the consideration paid to the sellers in our initial business combination and may be used to pay expenses in connection with our initial business combination or for the working capital needs of the post-transaction company. The forward purchase agreement does not depend on whether any public stockholders elect to redeem their shares in connection with our initial business combination and may provide us with a minimum funding level for the initial business combination. However, if the sale of the forward purchase units does not close by reason of (i) the failure of a condition or contingency or (ii) Peterson Partner’s failure to fund the purchase price for the forward purchase units, either because they lack sufficient funds or because they determine that it is not in their best interest to fund the purchase price for any reason whatsoever, we may lack sufficient funds to consummate our initial business combination, or we may need to seek alternative financing. In the event of any such failure to fund, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for the working capital of the post-business combination company. Peterson Partners is not obligated to reserve funds to satisfy its obligations under the contingent forward purchase agreement.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business—Effecting Our Initial Business Combination—Tendering share certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum of 300 public holders. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our share price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5 million and we would be required to have a minimum of 300 round lot holders of our unrestricted securities (with at least 50% of such round-lot holders holding unrestricted securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

∎	a limited availability of market quotations for our securities;

∎	reduced liquidity for our securities;

∎

a determination that our shares of Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

∎	a limited amount of news and analyst coverage; and

∎	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our shares of Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our shares of Class A common stock.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our shares of Class A common stock, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See“—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 24 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See“—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we may depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,950,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of 750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless. See“—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.00 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

∎	restrictions on the nature of our investments; and

∎	restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

∎	registration as an investment company with the SEC;

∎	adoption of a specific form of corporate structure; and

∎	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we have not completed our initial business combination within 24 months of the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we have not completed our initial business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond the initial 24 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated certificate of incorporation and then only in cases where investors have properly sought to redeem their shares of Class A common stock. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of our amended and restated certificate of incorporation prior thereto.

We may not hold an annual meeting until after the consummation of our initial business combination. Our public shareholders will not have the right to elect or remove directors prior to the consummation of our initial business combination.

We may not hold an annual meeting of stockholders until after we consummate a business combination (unless required by Nasdaq), and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. In addition, as holders of our Class A common stock, our public shareholders will not have the right to vote on the appointment of directors prior to consummation of our initial business combination. In addition, holders of a majority of our founder shares will have the exclusive right to remove any director.

We may not have an effective registration statement in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

Under the terms of the warrant agreement, we have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the issuance of such shares, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares of Class A common stock per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying common stock.

The grant of registration rights to our initial shareholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our shares of Class A common stock.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial shareholders and their permitted transferees can demand that we register the resale of their shares of Class A common stock into which founder shares are convertible, the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, forward purchase securities and warrants that may be issued upon conversion of working capital loans, and the shares of Class A common stock issuable upon conversion of such warrants. The registration rights will be exercisable with respect to the founder shares, the private placement warrants and the shares of Class A common stock issuable upon exercise of such private placement warrants, the working capital warrants and the shares of Class A common stock issuable upon exercise of such working capital warrants and the forward purchase securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our shares of Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our shares of Class A common stock that is expected when the common stock owned by our initial shareholders or their permitted transferees, our private placement warrants or warrants issued in connection with working capital loans are registered for resale.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geography. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the company.

Information regarding performance by our management team and their affiliates is presented for informational purposes only. Past performance by our management team and their affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies preparing for an initial public offering, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination.

This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors, or at all.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the shares of Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 380,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 355,000,000 and 13,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued shares of Class A common stock and shares of Class B common stock, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class B common stock or the issuance of the forward purchase securities. Shares of Class B common stock are convertible into shares of Class A common stock, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock to redeem the warrants as described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” or upon conversion of the shares of Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation . However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional common stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination. The issuance of additional common stock or preferred shares, including pursuant to the forward purchase agreement:

∎

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock;

∎	may subordinate the rights of holders of common stock if preferred shares are issued with rights senior to those afforded our common stock;

∎

could cause a change of control if a substantial number of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

∎	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

∎	may adversely affect prevailing market prices for our units, common stock and/or warrants; and

∎	may not result in adjustment to the exercise price of our warrants.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. In addition, our directors and officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Our officers are engaged in several other business endeavors for which they may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Certain of our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management—Directors, Director Nominees and Officers.”

Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and directors and officers are, or may in the future become, affiliated with entities that are engaged in a similar business. Our sponsor and directors and officers are also not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to us completing our initial business combination.

Our directors and officers also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management—Directors, Director Nominees and Officers,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our sponsor have invested in a diverse set of industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, directors or officers which may raise potential conflicts of interest.

In light of the involvement of our sponsor, directors and officers with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, directors and officers. Certain of our directors and officers also serve as officers and board members for other entities, including those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, directors and officers are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business—Effecting Our Initial Business Combination—Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On February 10, 2021, our sponsor paid $25,000, or approximately $0.003 per share, in exchange for an aggregate of 7,187,500 founder shares (up to 937,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering. The founder shares will be worthless if we do not complete an initial business combination.

In addition, our sponsor, has committed to purchase an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable for one share of Class A common stock, for a purchase price of $7,700,000 in the aggregate (or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), or $1.00 per warrant, that will also be worthless if we do not complete a business combination. Each private placement warrant may be exercised for one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the common stock included in the units being sold in this offering except that: (1) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment of directors and holders of a majority of our founder shares will have the exclusive right to remove any director; (2) the founder shares are subject to certain transfer restrictions; (3) our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive: (i) their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares will automatically convert into our shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights directors and officers. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and any public shares held by them purchased during or after this offering in favor of our initial business combination.

The personal and financial interests of our sponsor, directors and officers may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination. While we do not expect our board of directors to approve any amendment to or waiver of the letter agreement or registration rights agreement prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of such agreements in connection with the consummation of our initial business combination. Any such amendments or waivers would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

∎	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

∎

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

∎	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

∎	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

∎	our inability to pay dividends on our common stock;

∎

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

∎	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

∎	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

∎

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with $251,950,000 (or $289,450,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions being held in the trust account, and excludes estimated offering expenses of $750,000).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

∎	solely dependent upon the performance of a single business, property or asset; or

∎	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company

Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new common stock in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new common stock, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding common stock subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, directors, officers, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are more likely to expire worthless.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate a business combination, special purpose acquisition companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, special purpose acquisition companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement warrants into the trust account and not release such amounts except in specified circumstances) may be amended if approved by holders of at least 65% of our outstanding common stock who attend and vote in a stockholder meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our outstanding common stock. Amending our warrant agreement will require a vote of holders of at least 50% of the public warrants and, solely with respect to any amendment to the terms of the private placement warrants or the forward purchase warrants or any provision of the warrant agreement with respect to the private placement warrants or forward purchase warrants, 50% of the number of the then outstanding private placement warrants and forward purchase warrants. In all other instances, our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL or applicable stock exchange rules. In addition, our amended and restated certificate of incorporation will require us to provide our public stockholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months of the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. To the extent any of such amendments would be deemed to fundamentally change the nature of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least 65% of our common stock who are entitled vote at an annual meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre- business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination behavior more easily than some other special purpose acquisition companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor, officers, directors and director nominees have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants and forward purchase securities will be sufficient to allow us to complete our initial business combination, because we have not yet selected any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants and forward purchase securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. Other than in connection with the forward purchase agreement, none of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our initial shareholders will control the appointment of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering). In addition, prior to our initial business combination, holders of the founder shares will have the right to appoint all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by approval of a majority of at least 90% of the shares of our Class B common stock. As a result, you will not have any influence over the appointment of directors prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our directors or officers, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our shares of Class A common stock. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial shareholders purchase any shares of Class A common stock in this offering or in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our sponsor paid an aggregate of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our shares of Class A common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 94.3% (or $9.43 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.57 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the shares of Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our shares of Class A common stock.

Because the founder shares were purchased by our sponsor at approximately $0.003 per share, the holders of our founder shares (including members of our management team and board of directors, each of whom indirectly own founder shares and have a significant economic interest in our sponsor) could make a substantial profit after our initial business combination even if our public shareholders lose money on their investment as a result of a decrease in the post-combination value of their Class A common stock (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination). For example, a holder of 1,000 founder shares would have paid approximately $3.00 to obtain such shares. At the time of an initial business combination, such holder would be able to convert such founder shares into 1,000 shares of our Class A common stock, and would receive the same consideration in connection with our initial business combination as a public shareholder for the same number of shares of Class A common stock. If the value of our Class A common stock on a post-combination basis (after accounting for any adjustments in connection with an exchange or other transaction contemplated by the business combination) were to decrease to $5.00 per share of Class commons stock, the holder of our founder shares would obtain a profit of approximately $4,997 on account of the 1,000 founder shares that the holder had converted into shares of Class A common stock in connection with the initial business combination. By contrast, a public shareholder holding 1,000 shares of Class A common stock would lose approximately $5,000.00 in connection with the same transaction.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment and, solely with respect to any amendment to the terms of the private placement warrants or forward purchase warrants or any provision of the warrant agreement with respect to the private placement warrants or forward purchase warrants, 50% of the number of the then-outstanding private placement warrants and forward purchase warrants. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of common stock purchasable upon exercise of a warrant.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if

(i)

we issue additional common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of Class A common stock;

(ii)

the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and

(iii)	the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits and result in warrant holders incurring additional costs associated with resolving such matters in other jurisdictions. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant if, among other things, the last reported sale price of our shares of Class A common stock equals or exceeds $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (except as described under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.

In addition, we have the ability to redeem outstanding warrants commencing ninety days after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the last reported sale price of our shares of Class A common stock equals or exceeds $10.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders. In such a case, the holders will be able to exercise their warrants for cash or on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to the table set forth under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of our shares of Class A common stock except as otherwise described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants.” Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the shares of Class A common stock had your warrants remained outstanding. The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with any changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our securities or may make it more difficult for us to consummate an initial business combination.

Following the consummation of this offering and the concurrent private placement of warrants, we will have 20,200,000 warrants outstanding (comprised of the 12,500,000 Public Warrants and 7,700,000 Private Placement Warrants, assuming the underwriters’ option to purchase additional units is not exercised) and 2,000,000 Forward Purchase Warrants. We currently expect to account for these warrants as a warrant liability, which means that we will record them at fair value upon issuance with any changes in fair value each period reported in earnings. The impact of changes in fair value on earnings may have an adverse effect on the market price of our securities. In addition, potential targets may seek a business combination partner that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our warrants and founder shares may have an adverse effect on the market price of our shares of Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 12,500,000 shares of Class A common stock (or up to 14,375,000 shares of Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants, each exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. We may also issue up to 2,000,000 forward purchase warrants pursuant to the forward purchase agreement and shares of Class A common stock on exercise thereof. Our initial shareholders currently hold 7,187,500 shares of Class B common stock (up to 937,500 of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). The shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our directors and officers make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. To the extent we issue shares of Class A common stock to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Redeemable Warrants—

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the common stock issuable upon exercise of these warrants) are entitled to registration rights.

Because each unit contains one-half of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for a half of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of Class A common stock and warrants underlying the units, include:

∎	the history and prospects of companies whose principal business is the acquisition of other companies;

∎	prior offerings of those companies;

∎	our prospects for acquiring an operating business at attractive values;

∎	a review of debt to equity ratios in leveraged transactions;

∎	our capital structure;

∎	an assessment of our management and their experience in identifying operating companies;

∎	general conditions of the securities markets at the time of this offering; and

∎	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of

America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares of Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, our amended and restated certificate of incorporation will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Additionally, unless we consent in writing to the selection of an alternative forum, the federal courts shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. While the Delaware courts have determined that such exclusive forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions; however, we note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us and may have the effect of discouraging lawsuits against our directors and officers.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

∎	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

∎	rules and regulations regarding currency redemption;

∎	complex corporate withholding taxes on individuals;

∎	laws governing the manner in which future business combinations may be effected;

∎	tariffs and trade barriers;

∎	regulations related to customs and import/export matters;

∎	longer payment cycles;

∎

tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

∎	currency fluctuations and exchange controls;

∎	rates of inflation;

∎	challenges in collecting accounts receivable;

∎	cultural and language differences;

∎	employment regulations;

∎	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

∎	deterioration of political relations with the United States;

∎	obligatory military service by personnel; and

∎	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

The recent coronavirus (COVID-19) pandemic and the impact on businesses and debt and equity markets could have a material adverse effect on our search for an initial business combination, and any target business with which we ultimately consummate an initial business combination.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to the coronavirus, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic.” The coronavirus pandemic has resulted in a widespread health crisis that has adversely impacted the economies and financial markets worldwide, business operations and the conduct of commerce generally. There is no way of being certain how long these adverse impacts will last. The coronavirus, or other disease outbreaks, could have a material adverse effect on the business of any potential target business with which we consummate an initial business combination. Furthermore, we may be unable to complete an initial business combination if concerns relating to the coronavirus pandemic continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which the coronavirus impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the coronavirus pandemic and the actions to contain the coronavirus or treat its impact, among others. If the disruptions posed by the coronavirus or other matters of global concern continue for an extensive period of time, it could have a material adverse effect on our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate a business combination.

In addition, our ability to consummate an initial business combination may be dependent on the ability to raise equity and debt financing and the coronavirus pandemic and other related events could have a material adverse effect on our ability to raise adequate financing, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

∎	our ability to select an appropriate target business or businesses;

∎	our ability to complete our initial business combination;

∎	our expectations around the performance of a prospective target business or businesses;

∎	our expectations around the performance or projections of markets or industries;

∎	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

∎

our directors and officers allocating their time to other businesses and potentially having conflicts of interest with or otherwise conflicting contractual obligations in connection with our business or in approving or consummating our initial business combination;

∎	the proceeds of the forward purchase securities being available to us;

∎	our potential ability to obtain additional financing to complete our initial business combination;

∎	our pool of prospective target businesses and the industries;

∎	the ability of our directors and officers to generate a number of potential business combination opportunities;

∎	our public securities’ potential liquidity and trading;

∎	the lack of a market for our securities;

∎	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

∎	the trust account not being subject to claims of third parties; or

∎	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	WITHOUT OVER-ALLOTMENT OPTION	OVER-ALLOTMENT OPTION EXERCISED
Gross proceeds
Gross proceeds from units offered to public (1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	7,700,000	8,450,000

Total gross proceeds	$257,700,000	$295,950,000

Estimated offering expenses (2)
Underwriting commissions (excluding deferred portion) (3)	$5,000,000	$5,750,000

Legal fees and expenses	335,000	335,000
Accounting fees and expenses	60,000	60,000
Printing and engraving expenses	35,000	35,000
SEC expenses	49,402	49,402
FINRA expenses	68,422	68,422
Nasdaq listing fees	75,000	75,000
Miscellaneous expenses (4)	127,176	127,176

Total estimated offering expenses (other than underwriting commissions)	$750,000	$750,000

Proceeds after estimated offering expenses	251,950,000	289,450,000

Held in trust account (3)	$250,000,000	$287,500,000

% of public offering size	100%	100%
Not held in trust account (2)(3)	$1,950,000	$1,950,000

The following table shows the use of the approximately $1,950,000 of net proceeds not held in the trust account(5).

	AMOUNT	% OF TOTAL
Legal, accounting, due diligence, travel and other expenses in connection with any business combination (6)	$350,000	17.95%
Legal and accounting fees related to regulatory reporting obligations	195,000	10.00%
Payment for office space, administrative and support services	120,000	6.15%
Reserve for liquidation expenses	100,000	5.13%
Nasdaq listing fees	75,000	3.85%
Directors and officers insurance premiums(7)	1,050,000	53.85%
Other miscellaneous expenses	60,000	3.08%

Total	$1,950,000	100.00%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)	A portion of the offering expenses will be paid from the proceeds of a loan from our sponsor of up to $350,000 as described in this prospectus. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of March 31, 2021, there was $300,000 outstanding under such promissory note. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds, less amounts used to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. No portion of this decreased amount would be held in the trust account and such amount would instead be available to pay offering expenses and/or for working capital.
(4)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
(5)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based upon current interest rates, estimate that the interest earned on the trust account will be approximately $200,000 per year; however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 0.08% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.
(7)	This amount represents the approximate amount of annualized director and officer liability insurance premiums we anticipate paying following the completion of this offering and until we complete a business combination.

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full), including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N. A., with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $200,000 per year, assuming an interest rate of 0.08% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any. The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination and to pay the deferred underwriting commissions. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $350,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of March 31, 2021, there was $300,000 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business—Permitted purchases and other transactions with respect to our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination, and may instead search for an alternate business combination.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated certificate of incorporation as described elsewhere in this prospectus. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

In addition, in connection with the consummation of this offering, we have entered into a forward purchase agreement with Peterson Partners, a member of our sponsor, pursuant to which Peterson Partners has subscribed to purchase from us 4,000,000 units, with each unit consisting of one share of Class A common stock, or a forward purchase share, and one-half of one warrant to purchase one share of Class A common stock, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of up to $40.0 million, in a private placement that will close concurrently with the closing of our initial business combination. Peterson Partners’ commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except that they will be subject to certain transfer restrictions as described herein, and the forward purchase warrants shall be identical to the private placement warrants. In connection with the forward purchase agreement, our sponsor issued Peterson Partners interests in our sponsor representing, upon consummation of our IPO, an indirect economic interest in approximately 4% of our Class B common stock. The forward purchase securities are subject to the restrictions on transfer described under “Certain Relationships and Related Party Transactions.”

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the shares of Class A common stock which may be redeemed for cash), by the number of issued and outstanding common stock.

At March 31, 2021, our net tangible book value was a deficiency of $485,658, or approximately $(0.07) per share of Class B common stock. After giving effect to the sale of 25,000,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,003 or $0.57 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 22,408,076 shares of Class A common stock that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $0.64 per share to our initial shareholders as of the date of this prospectus and an immediate dilution of $9.43 per share or 94.3% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $9.50 per share or 95.0%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	NO EXERCISE OF OVER-ALLOTMENT OPTION	EXERCISE OF OVER-ALLOTMENT OPTION IN FULL
Public offering price	$10.00	$10.00

Net tangible book value before this offering	(0.07)	(0.07)

Increase attributable to public shareholders	0.64	0.57

Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.57	0.50

Dilution to public shareholders	$9.43	$9.50

Percentage of dilution to new investors	94.3%	95.0%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $224,080,760 because holders of up to approximately 89.6% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	SHARES PURCHASED		TOTAL CONSIDERATION		AVERAGE PRICE PER SHARE
	NUMBER	PERCENTAGE	AMOUNT	PERCENTAGE
Initial Shareholders (1)(2)	6,250,000	20.00%	$25,000	0.01%	$0.004
Public Shareholders	25,000,000	80.00%	250,000,000	99.99%	$10.00

	31,250,000	100.00%	$250,025,000	100.00%

(1)	Assumes the full forfeiture of 937,500 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.
(2)	Assumes conversion of Class B common stock into shares of Class A common stock on a one-for-one basis. The dilution to public shareholders would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon such conversion.

The pro forma net tangible book value per share after this offering, assuming no exercise of the underwriters’ over-allotment option, is calculated as follows:

	WITHOUT OVER-ALLOTMENT	WITH OVER-ALLOTMENT
Numerator:
Net tangible book value before this offering	$(485,658)	$(485,658)
Proceeds from this offering and sale of the private placement warrants, net of expenses (including non-deferred underwriting commissions)	251,950,000	289,450,000
Offering costs accrued for and paid in advance, excluded from net tangible book value before this offering	507,621	507,621
Less: Forward purchase warrant liability	(1,200)	(1,200)
Less: Warrant liabilities	(14,140,000)	(15,977,500)
Less: deferred underwriters’ commissions payable	(8,750,000)	(10,062,500)
Less: amount of shares of Class A common stock subject to redemption to maintain net tangible assets of $5,000,001	(224,080,760)	(258,430,760)

	$5,000,003	$5,000,003

Denominator:
Shares of Class B common stock issued and outstanding prior to this offering	7,187,500	7,187,500
Shares forfeited if over-allotment is not exercised	(937,500)	—
Shares of Class A common stock included in the units offered	25,000,000	28,750,000
Less: shares subject to redemption to maintain net tangible assets of $5,000,001	(22,408,076)	(25,843,076)

	8,841,924	10,094,424

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2021, and as adjusted to give effect to the sale of our 25,000,000 units in this offering for $250,0000,000 (or $10.00 per unit) and the sale of 7,700,000 private placement warrants for $7,700,000 (or $1.00 per warrant) and the application of the estimated net proceeds derived from the sale of such securities (and excludes gross proceeds from the sale of forward purchase securities that would close simultaneously with the closing of our initial business combination):

	MARCH 31, 2021
	ACTUAL		AS ADJUSTED(2)
Promissory note (1)		$300,000	$—
Forward purchase warrant liability (3)	—		1,200
Warrant liabilities (3)	—		14,140,000
Deferred underwriting commissions		—	8,750,000

Class A common stock, subject to redemption; 0 shares actual and 22,408,076 shares as adjusted (4)		—	224,080,760

Shareholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized (actual and as adjusted); none issued or outstanding (actual and as adjusted)
Class A common stock, $0.0001 par value, 380,000,000 shares authorized (actual and as adjusted); no shares issued and outstanding (actual); 2,591,924 shares issued and outstanding (excluding 22,408,076 shares subject to redemption) (as adjusted)		—	259
Class B common stock, $0.0001 par value, 20,000,000 shares authorized (actual and as adjusted); 7,187,500 issued and outstanding (actual) 6,250,000 issued and outstanding (as adjusted) (5)		719	625
Additional paid-in capital (6)		24,281	5,517,889
Accumulated deficit		(3,037)	(518,770)

Total shareholders’ equity		21,963	5,000,003

Total capitalization		$321,963	$251,971,963

(1)	Our sponsor has agreed to loan us up to $350,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of March 31, 2021, there was $300,000 outstanding under such promissory note.
(2)	Assumes the full forfeiture of 937,500 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.
(3)	The public warrants, private placement warrants, and forward purchase agreement warrants are expected to be accounted for as warrant liabilities and will be recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm.
(4)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination. The “as adjusted” amount of common stock, subject to redemption equals the “as adjusted” total assets of $251,971,963, less the “as adjusted” total liabilities of $22,891,200, less the “as adjusted” total shareholder’s equity. The value of Class A common stock that may be redeemed is equal to $10.00 per share (which is the assumed redemption price) multiplied by 22,408,076 shares of Class A common stock, which is the maximum number of shares of Class A common stock that may be redeemed for a $10.00 purchase price per share and still maintain at least $5,000,001 of net tangible assets.
(5)	Actual share amount is prior to any forfeiture of founder shares by our sponsor and as adjusted share amount assumes no exercise of the underwriters’ over-allotment option.
(6)	The “as adjusted” additional paid-in capital calculation is equal to the “as adjusted” total shareholder’s equity of $5,000,003, minus common stock (par value) of $884, minus the accumulated deficit of $518,770.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on February 2, 2021 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares (including to the target or pursuant to the forward purchase agreement or other forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), debt or a combination of cash, shares and debt.

The issuance of additional common stock or preferred shares in a business combination, including pursuant to the forward purchase agreement:

∎

may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

∎	may subordinate the rights of holders of common stock if preferred shares are issued with rights senior to those afforded our common stock;

∎

could cause a change of control if a substantial number of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

∎	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

∎	may adversely affect prevailing market prices for our units, common stock and/or warrants; and

∎	may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant indebtedness, it could result in:

∎	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

∎

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

∎	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

∎	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

∎	our inability to pay dividends on our common stock;

∎

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

∎	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

∎	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

∎

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2021 we had $92,263 in cash, a working capital deficit of $485,658 and deferred offering costs of $507,621. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through $25,000 paid by the sponsor to cover certain of our offering and formation costs in exchange for the issuance of the founder shares to our sponsor and up to $350,000 in loans from our sponsor under an unsecured promissory note. As of March 31, 2021, there was $300,000 outstanding under such promissory note. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $750,000 and underwriting commissions of $5,000,000 (or up to $5,750,000 if the underwriters’ over-allotment option is exercised in full), excluding deferred underwriting commissions of $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full), and (2) the sale of the private placement warrants for a purchase price of $7,700,000 (or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) will be $251,950,000 (or $289,450,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $250,000,000 or $287,500,000 if the underwriters’ over-allotment option is exercised in full, including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries. The remaining $1,950,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $750,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be net of taxes payable and excluding deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay taxes, if any. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in the trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on assumed interest rates, we expect that the interest income earned on the amount in the trust account (if any), will be sufficient to pay our income and franchise taxes. To the extent that our common stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us $1,950,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $350,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $195,000 for legal and accounting fees related to regulatory reporting requirements; $75,000 for continued exchange listing fees; $120,000 for office space, administrative and support services; $100,000 as a reserve for liquidation expenses; $1,050,000 for D&O insurance and approximately $60,000 for general working capital that will be used for miscellaneous expenses and reserves net of estimated interest income.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the sale of the forward purchase securities, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination or are unable to close the sale of the forward purchase securities, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control reporting requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

∎	staffing for financial, accounting and external reporting areas, including segregation of duties;

∎	reconciliation of accounts;

∎	proper recording of expenses and liabilities in the period to which they relate;

∎	evidence of internal review and approval of accounting transactions;

∎	documentation of processes, assumptions and conclusions underlying significant estimates; and

∎	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On February 10, 2021, our sponsor paid $25,000 for the issuance of 7,187,500 founder shares, or approximately $0.003 per share. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding common stock upon the consummation of this offering.

Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $350,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of

June 30, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. As of March 31, 2021, there was $300,000 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.00 per warrant ($7,700,000 in the aggregate or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Redeemable Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the common stock issuable upon exercise of these warrants) are entitled to registration rights.

In connection with the consummation of this offering, we have entered into a forward purchase agreement with Peterson Partners, a member of our sponsor, pursuant to which Peterson Partners has subscribed to purchase from us 4,000,000 units, with each unit consisting of one share of Class A common stock, or a forward purchase share, and one-half of one warrant to purchase one share of Class A common stock, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of up to $40.0 million, in a private placement that will close concurrently with the closing of our initial business combination. Peterson Partners has the right to nominate one director to our Board as described below. Peterson Partners’ commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except that they will be subject to certain transfer restrictions, as described herein, and the forward purchase warrants shall be identical to the private placement warrants. In connection with the forward purchase agreement, our sponsor issued Peterson Partners interests in our sponsor representing, upon consummation of our IPO, an indirect economic interest in approximately 4% of our Class B Common Stock. Peterson Partners shall have the right, but not the obligation, to nominate to our Board one director prior to our initial business combination, which nominee shall be Curtis Feeny upon consummation of this offering.

In addition, Peterson Partners has agreed with us that, during the Lock-Up Period (as defined below) without the prior written consent of the Company, it shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of

Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to,

the forward purchase units, the forward purchase securities or any shares of Class A common stock received upon exercise of the forward purchase warrants (the “Lock-up Securities”), owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

“Lock-Up Period” means the period commencing on the date of the closing of this offering and ending on the earlier of (a) the twelve (12) month anniversary after the closing of our initial business combination, (b) the date following the closing of our initial business combination on which the Company completes a liquidation, merger, share exchange or similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property, (c) the date that any lock-up or vesting restrictions applicable to our sponsor and its permitted transferees with respect to the founder shares expires or lapses, and (d) the date that any lock-up restrictions applicable to any other forward purchaser (if any) expires or lapses.

Pursuant to a registration rights agreement that we will enter into with our initial shareholders, officers and directors on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. To the extent such parties hold any of our securities, they and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See “Principal Shareholders—Registration Rights.”

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our Company

We are a newly organized blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” We have not identified any potential business combination targets and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination targets.

Although we may pursue targets in any business industries or sectors, we intend to focus our investment efforts on technology-enabled companies across the entire healthcare industry. Investment opportunities will be sourced through our longstanding investment banking, venture capital and private equity relationships, as well as an extensive network of serial entrepreneurs and operators in healthcare and technology built over decades. The Company benefits from decades of transaction experience with companies at all stages of their life cycles. The Company will use a disciplined and highly selective investment process that leverages the depth and diversity of management, the Board and a team of advisors to enhance the growth potential and value of a target business, while focusing on providing the potential of an attractive return to our shareholders.

The U.S. healthcare industry nears $3.8 trillion in value, representing an expansive market with powerful secular tailwinds and a broad universe of business combination targets. By 2028, expenditures are expected to reach $6.2 trillion, highlighting an average growth rate of approximately 5.4% per year, driven in large part by a rapidly aging population and increased prevalence of chronic disease. Given the accelerating spending growth, fragmented market, and staggering imbalances in access, quality, and cost in healthcare across America, technological innovation and tech-enablement are at the forefront of value creation in the sector.

Though we intend to focus our investment effort broadly across tech-enabled healthcare, we will leverage our team’s expertise to target businesses in healthcare technology, tech-enabled healthcare services, and tech-enabled wellness. These subsectors benefit from favorable market dynamics, are underrepresented in the public markets and align well with the backgrounds and experience of our management team, Board and advisors. The diversity of the target universe and the number of largely uncorrelated subsectors maximize the likelihood that the management team and Board will be able to identify and execute an attractive transaction. We intend to concentrate on targets with an enterprise value range between $750 million and $1 billion.

Our Private Equity Partner

Peterson Partners, a private equity and venture capital firm founded by Joel Peterson in 2003, is our private equity partner. Peterson Partners has invested $690 million in over 200 transactions in healthcare, technology and consumer businesses across stages, from seed through late-stage buyouts, since inception. Notable investments include Eargo (NASDAQ:EAR), Avea Solutions, Allbirds, Bonobos, Vivint (NYSE:VVNT), Azul (NYSE:AZUL), and Collective Medical Technologies. We have entered into a Forward Purchase Agreement with Peterson Partners for an aggregate purchase price of $40 million in connection with the initial business combination, as detailed in see “Summary—The Offering—Forward Purchase Agreement.” We intend to leverage Peterson Partners’ deep knowledge of the healthcare industry and the firm’s extensive relationships with operating executives, healthcare and technology companies, and other sponsors, in our search for a business combination target. Peterson Partners is represented on our team by Curtis Feeny, who serves as Co-Chair of our Board, and Joel Peterson, who serves as an advisor.

Our Management Team

Alyssa Rapp serves as Chief Executive Officer and Director. Ms. Rapp was formerly the Chief Executive Officer of Surgical Solutions, a tech-enabled healthcare business providing non-clinical surgical services to hospitals (from 2018 - April 2021). As CEO, Ms. Rapp led a successful turnaround of the enterprise, driving 21% sales growth with 90% customer retention. Ms. Rapp has also served as an independent director of Women’s Health Group, a portfolio company of Shore Capital Partners, since October 2020. From 2005-2015, Ms. Rapp served as the founder & CEO of Bottlenotes, Inc., a leading interactive media company. Starting in 2015, Ms. Rapp has served as the Managing Partner of AJR Ventures, a strategic advisory firm for family offices and private equity firms on market development, digital and e-commerce strategies for select portfolio companies. In addition, Ms. Rapp has served as a lecturer-in-management at Stanford University’s Graduate School of Business since 2014 and Adjunct Professor of Entrepreneurship at the University of Chicago’s Booth Business School since 2019. Ms. Rapp earned a B.A. in Political Science and the History of Art from Yale University in 2000 and an M.B.A. from Stanford University’s Graduate School of Business in 2005. She is the author of Amazon Bestseller, Leadership and Life Hacks: Insights from a Mom, Wife, Entrepreneur & Executive (ForbesBooks, October 2019).

Tracy Wan serves as President, Chief Financial Officer and will serve as a Director. Ms. Wan is a seasoned executive who has spent over 25 years in senior management roles as chief financial officer and chief operating officer at public and private companies. Ms. Wan is a Managing Partner of TYW Consultants LLC (2016-present, and 2006-2009) a consulting and advisory firm that provides services to executive teams, boards, and investors of businesses to develop strategic business plans, and to improve financial and operational performance. As part of her consulting and advisory practice at TYW Consultants, she provided consulting services to Surgical Solutions (2018-2021), including as Acting COO (2019-2020), working with Surgical Solutions’ management team and the company’s board, other healthcare companies, OEMs of medical equipment and supplies, and hospital administration. Ms. Wan has worked closely with Ms. Rapp on a variety of business projects over the last ten years. For her executive roles, Ms. Wan served as President, COO (1999-2006), and Director (2004-2006); and as Executive Vice President and CFO (1994-1999) of The Sharper Image (formerly NASDAQ: SHRP). Ms. Wan served as President, COO and Director (2015-2016), and as COO (2009-2015) of Cycle Gear, Inc., a private-equity backed omni-channel retail business. Ms. Wan earned a B.S. in Business Administration, Accounting from San Francisco State University. Early in Ms. Wan’s career, she worked as a CPA (not currently active) in the public accounting firm of Laventhol and Horwath in San Francisco, California.

Our Board of Directors

Curtis Feeny will serve as Co-Chair of our Board. Mr. Feeny has served as a Senior Advisor to Peterson Partners since March 2020. From 2000-2016 he was Managing Director at Voyager Capital, a leading technology venture capital firm where Mr. Feeny invested in healthcare technology, SaaS, enterprise software, data analytics and wireless infrastructure, amongst other sectors. Prior investments include Ayla Networks, Kaggle (acquired by Google), Wise.io (acquired by GE), Sensys Networks, WellnessFX (acquired by Thorne Research), and ClearCare (acquired by Wellsky). Mr. Feeny has served on over 30 Boards, both public and private, including CBRE since 2006, (NYSE:CBRE), Staples from 2016-2017, and Khan Academy since 2016, and was a senior executive at the Stanford Management Company and Trammell Crow prior to joining Voyager in 2000. During his time at Stanford Management Company, the office within Stanford University that invests Stanford University’s endowment and other financial assets, Mr. Feeny was responsible for overseeing the investment of the University’s endowment as it grew from $2.5 billion to $8.9 billion over eight years. Mr. Feeny has an MBA from Harvard Business School and a BS in mechanical engineering from Texas A&M University.

George Hornig will serve as Co-Chair of our Board. From 2010-2016, Mr. Hornig was a Senior Managing Director and Global COO of PineBridge Investments, a global asset manager focused on active, high-conviction investing with over $125 billion in assets under management. Mr. Hornig previously served as COO of Credit Suisse Asset Management from 1999-2010, Deutsche Bank Americas from 1993-1999, and Wasserstein Perella from 1988-1991, where he was also a co-founder of the firm. Mr. Hornig has also been an active Director and seed investor for private technology-enabled companies over the last 30 years, serving as a director (and now chairman) of Xometry since 2013, an AI-driven manufacturing platform. Mr. Hornig has served as Board Chairman of The Seed Lab since 2019 and Lasso Partners since 2020, Director and Audit Chair of Syntax since 2018 and Director of Daniel J. Edleman Holdings since 2016. He has been member of the Advisory Board for Babiators since 2014, Stojo since 2018, Copper Publishing since 2019, Ready Set Jet since 2019, Longsight Advisors since 2019 and Vantage Point since 2020. Mr. Hornig holds an A.B, J.D, and M.B.A from Harvard University.

Matt Wandoloski will serve as a Director. Since 2019, Mr. Wandoloski has served as CEO of Paloma Healthcare Consulting, a consulting firm that partners with innovative healthcare related companies to accelerate growth and profitability through Board and Strategic Advisor roles. From 2011-2018, he served as Vice President of Corporate Strategy, Informatics, & Subsidiary Development at Blue Cross Blue Shield of Arizona. Additionally, Mr. Wandoloski

served as the former CEO of UnitedHealthcare, S. Arizona. Mr. Wandoloski has served on the board of directors of

Complia Health since 2021, a home health home care hospice software company. Mr. Wandoloski holds a M.B.A in Finance from Long Island University—C.W Post, New York

Christie Hefner will serve as a Director. Ms. Hefner has served as Chairman of the Board of Hatch Beauty Brands, which offers both beauty and wellness incubation, since 2014. Previously, she served in a variety of executive positions with Playboy Enterprises, serving as the longest tenured female public company CEO. She was widely credited with developing and leading the execution of strategies that repositioned the company from its legacy domestic magazine business to a global multi-media and lifestyle company and building its institutional shareholder base. Ms. Hefner has been a Trustee of Rush University Medical Center since 1993 and former Chairman of the CORE Center from 1995-2002, a national model for the integrated treatment of people with HIV AIDS and other infectious diseases. Ms. Hefner was the former Executive Chairman of Canyon Ranch Enterprises from 2009-2015. Ms. Hefner holds a B.A. in English and American Literature from Brandeis University.

John L. MacCarthy has been a Director since February 2021. He is a member of the board of directors of the Nuveen Global Cities REIT, an unlisted Real Estate Investment Trust with over $500 million in assets under management, since July 2017. He served as the Chief Legal Officer of Nuveen, an investment management firm owned by TIAA with over $1 trillion in assets under management in 2017 and 2018. Mr. MacCarthy was Chief Operating Officer of TIAA Global Real Assets in 2016 and 2017. While an executive at Nuveen, Mr. MacCarthy negotiated the 2014 sale of Nuveen to TIAA, the 2007 leveraged buyout of Nuveen led by Madison Dearborn Partners, and several other acquisitions by Nuveen. Mr. MacCarthy joined Nuveen Investments (NYSE: NUV) as General Counsel in 2006, serving as Executive Vice President, Secretary and General Counsel from 2008 through 2015. Before joining Nuveen, Mr. MacCarthy was a partner at the law firm of Winston & Strawn LLP, serving as Chairman of the Corporate Department from 2001 to 2006. Mr. MacCarthy holds a J.D. from Stanford Law School and a B.A. from Williams College.

Ellen Levy will serve as a Director. Dr. Levy is the Founder & Managing Director of Silicon Valley Connect, working with organizations and entrepreneurs on opportunities for “networked innovation”, while also managing a portfolio of 50+ startups as an angel investor/advisor (a sample of investments including: RelateIQ, acquired by Salesforce; Accompany, acquired by Cisco; Outreach, BetterUp; DoctorOnDemand; Happiest Baby; Trusted Health). Additionally, she is a member of the Board of Directors of commercial real estate finance company Walker & Dunlop (NYSE: WD), financial services company CAIS, social network for military and veterans company Rallypoint, and from 2015-2020, education technology company Instructure (NYSE: INST). Dr. Levy spent nearly a decade (2003-2012) working with LinkedIn, including as Vice President of Corporate Development & Strategy and member of the Executive Team following her original role as Advisory Board member when the company was first founded. Over her career, Ellen has held formal roles in venture capital (Softbank Venture Capital; NeoCarta Ventures; Draper Fisher Jurvetson), startups (WhoWhere, bought by Lycos; Softbook Press, bought by Gemstar TVGuide; LinkedIn, bought by Microsoft), technology think tanks (Interval Research), large corporations (Apple Computer; PriceWaterhouse Coopers), and universities (Harvard; Stanford; Arizona State University). Dr. Levy has a BA from the University of Michigan, and MA & PhD in Cognitive Psychology from Stanford University.

Carl Allegretti will serve as a Director. Mr. Allegretti is currently the President of Arbor Investments. He began his professional career at Arthur Andersen’s Chicago office in 1983. Mr. Allegretti worked with Deloitte leadership to successfully lead the Chicago tax practice of Arthur Andersen to Deloitte in 2002. While at Deloitte, Mr. Allegretti served as Chairman and CEO of Deloitte Tax LLP, led the tax practice for the Canadian member firm of Deloitte Touche Tohmatsu Limited (DTTL), led Deloitte’s Global Private Practice, was Vice Chair of the US Board of Directors and was a member of Deloitte’s Global Board of Directors. Most recently, Mr. Allegretti was Managing Partner of Deloitte’s Chicago Office until 2020. Mr. Allegretti is a member of the American Institute of Certified Public Accountants and is a certified CPA in Illinois and Indiana. He serves on the boards of World Business Chicago, Civic Committee of the Commercial Club, Imerman Angels, and the National Football Foundation. Mr. Allegretti also serves as Chair of the Audit Committee of the Ann and Robert H. Lurie Children’s Hospital of Chicago, is the Co-Chair of the After School Matters Advisory Board, and was the former Chair of Illinois Special Olympics. Mr. Allegretti received his bachelor’s degree in Accounting from Butler University in Indiana.

Our Advisors

Julie Klapstein is a seasoned healthcare technology executive with over 30 years of operating experience in the healthcare IT and IT-enabled services sectors. Ms. Klapstein served as Founding CEO and Director of Availity LLC from 2001-2011, leading the company’s expansion to the nation’s largest real-time healthcare information network. Since retiring from Availity, Ms. Klapstein has remained an active advisor and board member at both healthcare and technology businesses, currently serving as a Director at Amedisys (NASDAQ:AMED), Nextgen (NASDAQ: NXGN), Oak Street Health (NYSE:OSH), Multiplan (NYSE:MLPN), and Revecore. She was also previously a Director at eSolutions, and currently serves as a healthcare advisor to private equity firms Francisco Partners and Riverside Partners. Ms. Klapstein received her bachelor’s degree in business administration and management from Portland State University.

Kristin Torres Mowat is a healthcare technology and services leader with a successful track record of building businesses across both Fortune 500 and high-growth start-up environments. Her prior experiences include executive roles at DaVita (2007-2013), a global publicly-traded healthcare services business and Castlight Health (2013-2019), an enterprise healthcare software platform. Ms. Torres Mowat is also an investor in and advisor to healthcare services and technology businesses and currently serves on the board of Women’s Health USA. She is from Mexico City originally and is a graduate of Stanford University with a BA, MBA, and JD.

Kevin Kumler is a digital health entrepreneur, investor and growth company operator. He is currently the President of Quartet Health, a digital behavioral health business, where he has served since 2019. He previously served as President of Health Systems at Zocdoc, where he scaled multiple businesses from 2013-2019. Mr. Kumler started his career at McKinsey & Company, from 1999-2013, where he was an Associate Principal in their healthcare practice. He has a BA in Mathematics-Economics from Wesleyan University and an MBA from Stanford University.

Cherilyn Murer has over 40 years of experience advising and operating healthcare and higher education businesses. As Founder, President and CEO of Murer Consultants (1985-2017), Ms. Murer represented large multi-hospital health care systems, academic medical centers and physician group practices on strategic positioning, operational and governance restructuring, M&A, regulatory compliance and financial management. She previously served as Administrative Director for Northwestern Memorial Hospital from 1982 to 1984. Ms. Murer currently serves on the Board of Directors of Sinai Health System, previously had a gubernatorial appointment on the Illinois Board of Higher Education, and previously served as Chairman of the Board of Northern Illinois University. Through her career, Ms. Murer has also authored seven healthcare-related books. Ms. Murer holds a Juris Doctorate Degree with honors from Northern Illinois University.

Teresa Kline is a 35+ year veteran healthcare operator, currently serving on the boards of directors of Amedisys (NASDAQ: AMED); Intersect ENT (NASDAQ: XENT); SaVida Health; LaunchPoint Ventures dba Discovery Health; and Presbyterian Health Plan. Ms. Kline is the retired President & CEO of Health Alliance Plan of Michigan and former EVP of Henry Ford Health System, positions she held from 2016 -2019. Ms. Kline’s prior experience includes executive roles at leading payer and provider organizations including Health Care Service Corporation (SVP and Chief Health Care Management Officer), HealthSouth (SVP), CHA Health (CEO), United Health Group (CEO of UHC-GA), OnCare (SVP) and Aetna Health Plans (Regional VP). Ms. Kline earned her bachelor degree from Kalamazoo College and her Master of Public Health degree from the University of Michigan.

Ancelmo Lopes has 30+ years of experience in building and managing healthcare companies. Mr. Lopes is currently serving as Chairman of Results Physiotherapy (since 2020) and on the Board of PhyMed Healthcare Group (since 2016), both private equity-sponsored healthcare services businesses. He previously served as Chairman of Surgical Solutions (2015-2020), where he worked closely with Alyssa Rapp. Mr. Lopes’ prior healthcare executive experience includes serving as President, CEO and Vice Chairman of Ameritox (2014-2015); several leadership roles at Coventry Health Care (2003-2004); and CEO of HarmonyHealth Plans of Illinois and Indiana (1995-2002). Mr. Lopes holds a Bachelor’s of Science from the University of Massachusetts, Amherst.

Sarah Imbach is an active angel investor specializing in direct-to-consumer (DTC), consumer & SaaS software, and health tech companies. Prior to shifting her time to investing and advising in start-ups, Ms. Imbach was an early operating executive at three of the most transformational companies to come out of Silicon Valley in the last 20 years: PayPal, LinkedIn and 23andMe. Ms. Imbach currently serves on the boards of Outreach.io and Change.org.

Olufunmilayo Falusi Olopade, MD, FACP is the Walter L Palmer Distinguished Service Professor of Medicine and Director, Center for Clinical Cancer Genetics & Global Health at The University of Chicago. A practicing medical oncologist and cancer genetics expert, her pioneering work led to wide adoption of genetic testing for inherited cancers in clinical practice. Dr. Olopade has received numerous honors and awards, including honorary degrees from several universities, a MacArthur Foundation Fellowship, a Franklin D. Roosevelt Freedom from Want Medal, Gregory Mendel Medal, Order of Lincoln award and Officer of the Order of the Niger award. Dr. Olopade is a Co-Founder at CancerIQ and serves on the Boards of many scientific, philanthropic and civic organizations including MacArthur Foundation and the Lyric Opera of Chicago.

Kim Vender Moffat is a tenured private equity investor and advisor to early-stage and middle market companies. She currently serves as Managing Partner of Rosa Partners, where she advises founders and management of private companies, investment firms, and family offices. Prior to Rosa, Ms. Vender Moffat spent over a decade at Sterling Partners, where she was a Managing Director leading healthcare and education private equity investments. She currently serves as a Board Member at Impact Engine, Investor in Residence at the University of Chicago Booth School of Business, and as a Co-Founder and Board Member of First Women’s Bank (in formation). Ms. Vender Moffat earned an AB from Harvard University and a JD MBA from Pritzker School of Law and Kellogg School of Management at Northwestern University.

Jeff Forgan has over 40 years of operating and audit experience across the healthcare, technology, and consumer industries. From 1980-1995, Mr. Forgan was an Audit Partner with Deloitte & Touche, specializing in healthcare entities. Thereafter, he served as VP of Corporate Finance for an acquisitive public healthcare company now known as HealthNet (1995-1998), and in CFO roles for several public and private consumer products businesses including The Sharper Image (1999-2006), Cycle Gear Inc. (2008-2015), and Kelly Moore Paint Company (2016-2018). Mr. Forgan has spent the last two years as an investor and advisor CFO to software start-up Zero Cognitive Systems Inc. Mr. Forgan is a certified public accountant and has a BA in business economics from the University of California, Santa Barbara.

Management has assembled a seasoned advisory team, in addition to our Directors, who bring vast backgrounds of healthcare and technology operating experience. Our management team, Directors and advisors have driven consistent equity value creation through both management and Board roles at leading public and private companies over the last four decades. The diversity of our Board—which includes successful entrepreneurs, both early- and late-stage investors, and executives that have operated across a wide array of sub-sectors with the tech-enabled healthcare value chain—offers our management team a competitive advantage in sourcing, evaluating, and executing a business combination where we can accelerate growth and value creation.

The past performance of the members of our management, Board and advisors is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management, Board or advisor’s performance as indicative of our future performance.

Business Strategy & Competitive Strengths

Our business strategy is to identify and complete our initial business combination with a company that leverages and complements the experience of our team. Through our management, Board and advisor’s broad and deep networks, unique industry experiences, and deal sourcing capabilities, we will have access to a vast set of opportunities.

The team has worked together to create a platform that benefits from the following unique competitive advantages.

∎

Tremendous depth and breadth across management, Board, and our advisors. Collectively, we have decades of investing and operating experience across healthcare and technology. Our investing experience spans all stages (seed, venture, private equity, public) and wide array of sectors within healthcare, including technology, services, products, distribution, and devices. Additionally, members of our team have held leadership roles at leading healthcare and technology companies such as 23&Me, Henry Ford Health System, Zocdoc, UnitedHealthcare, Blue Cross & Blue Shield LinkedIn, Paypal (NASDAQ:PYPL), and Coventry Health.

∎

Track record in public and private company equity value creation. Our management team, Board and advisors have proven tools for equity value creation from successful experiences across a wide array of businesses. CEO Alyssa Rapp led the successful turnaround and sale of Surgical Solutions to a private equity-backed strategic, Grupo Vitalmex, in 2020. Board Co-Chair Curtis Feeny, as an active Director and Committee Chair, steered over $15 billion in equity value growth over 20 years through his public company Board roles, while Board Co-Chair George Hornig’s helped drive over significant equity value creation through his active Director roles over the last three decades.

∎

Board Co-Chairs with SPAC knowledge within healthcare and technology. Curtis Feeny serves as Director for technology-focused SPAC, E.Merge Technology Acquisition Corp. (NASDAQ: ETAC), and George Hornig was on the Boards of two healthcare-focused SPACs, KBL Healthcare Acquisition Corp. I and KBL Merger Corp. IV, that each successfully consummated a transaction.

∎

Robust networks in the finance, technology, and medical communities, providing access to proprietary deal flow. We have longstanding connections to healthcare executives and serial entrepreneurs, leading investment banks and advisors, venture capital and private equity firms, and the Silicon Valley technology community, providing access to proprietary deal flow. Additionally, we have deep affiliations with renowned medical and academic institutions including Stanford University and Chicago’s leading organizations—University of Chicago Medicine, Northwestern Medicine, Rush University Medical Center, NorthShore Medical Group and Lurie Children’s Hospital. We believe our relationships with these institutions will support our sourcing efforts.

Acquisition Criteria

Consistent with our strategy, we have identified general criteria and guidelines which we believe are important in evaluating prospective target businesses. We will leverage these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

We will look for a company with the following investment criteria:

∎	Has a differentiated product or service offering with a sustainable competitive advantage;

∎	Has a clear value proposition within healthcare to either increase care quality and efficiency and/or decrease costs;

∎	Has a track record of above industry average revenue growth with strong customer satisfaction;

∎	Has a strong management team with a track record of value creation that can leverage our management team, Board and advisors and can collaborate with us to unlock the company’s full potential value;

∎	Enjoys a robust financial profile with sustainable gross margins and has the potential to generate consistent, steady and recurring free cash flow;

∎	Has an ability to generate attractive returns on capital;

∎	Sits within a growing industry subsector with strong secular tailwinds and competitive viability and is resilient to economic cycles;

∎	Has an actionable organic and M&A growth runway and that can utilize M&A to grow and bolster the financial profile of the acquired business;

∎	Has a scalable platform and infrastructure to reap the benefits of public listing, including access to capital for growth opportunities and the ability to attract additional key employees; and

∎	Can leverage the network, proprietary growth and value creation opportunities and expertise of our team to accelerate the company’s growth.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Industry Opportunity

While we may acquire a business in any industry, the $3.8 trillion healthcare market has numerous scaled companies that would benefit from a public listing, providing us with a broad set of attractive targets. With several dynamics, including an aging population and increased pervasiveness of chronic disease driving accelerated spending growth, technology-driven innovation is pivotal to improving the state of the country’s healthcare system. While our investment effort will be broadly focused on tech-enabled healthcare, we have identified several attractive subsectors where we have particular expertise:

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Healthcare Technology. As North America leads the global healthcare technology market, there are numerous platforms that are viable targets. With emerging technologies such as next-generation diagnostics and AI-powered devices, technology provides a significant opportunity to improve care outcomes. Moreover, the proliferation of healthcare data, which is increasingly available in real-time, has the potential to enable providers and researchers to move quicker and act more precisely, in turn driving improved outcomes and efficiency and decreased cost. We believe that leading technology companies will continue to transform the healthcare system.

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Tech-Enabled Healthcare Services. Technology-oriented business models are transforming healthcare and creating significant value for all market participants, including payors, providers, employers, and consumers. While the increasing complexity of the healthcare system poses challenges to traditional market participants, companies that adopt a tech-enabled model are typically better positioned to succeed and capture market share. Just as technology platforms have solved major challenges and improved productivity in other industries, similar opportunities exist within healthcare, with ~25% of total U.S. healthcare spending deemed as wasteful. As an example, telehealth has decreased unmet health needs while also reducing system-wide cost and allowing providers to deliver care with increased productivity.

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Tech-Enabled Wellness. The U.S. is the world’s largest health and wellness market. Even as COVID-19 has disrupted some traditional wellness business models, rising consumer focus on physical and mental wellness has in many cases, such as with emotional wellness, accelerated over the past year. Tech-enabled innovation has been broad, from virtual fitness offerings to scientifically-driven nutritional products and intuitive integration of mental health to traditional healthcare services. Rising provider and government prioritization of social determinants of health, as well as increasing payor focus on preventative care to decrease acute care costs, is expected to drive robust growth in the wellness market going forward.

Our Acquisition Process

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties. Our directors and officers are also not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Past experience or performance of our management team, Directors and advisors or their respective affiliates is not a guarantee of either (1) our ability to successfully identify and execute a transaction or (2) success with respect to any business combination that we may consummate. You should not rely on the historical record of our management team, Directors and advisors or their respective affiliates as indicative of future performance. See “Risk Factor—Past performance by our management team, Directors and advisors or their affiliates may not be indicative of future performance of an investment in the company.” No member of our management team, Board or advisors has any experience operating special purpose acquisition companies.

Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If our initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

In addition, members of our management team have developed contacts from serving on the boards of directors of several companies.

We believe this network provides our management team with a robust and consistent flow of acquisition opportunities which were proprietary or where a limited group of investors were invited to participate in the sale process. We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, directors or officers. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsor, directors or officers, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have fiduciary duties or contractual obligations that may take priority over their duties to us.

Our executive offices are located at 1001 Green Bay Rd. #227, Winnetka, IL 60093 and our telephone number is (847) 230-9162.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their capital stock, shares or other equity securities in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Financial Position

With funds available for a business combination initially in the amount of $241,250,000 assuming no redemptions and after payment of $8,750,000 of deferred underwriting fees (or $277,437,500 assuming no redemptions and after payment of up to $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), in each case, excluding any proceeds that we may receive pursuant to the forward purchase agreement, after estimated offering expenses of $750,000, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our shares (including to the target or pursuant to the forward purchase agreement or other forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or we decide to do so for business or other reasons, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account). We refer to this as the 80% fair market value test. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information, which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

∎	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination.

Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated certificate of incorporation. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons.

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

∎	we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of Class A common stock then outstanding;

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any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or

∎	the issuance or potential issuance of common stock will result in our undergoing a change of control.

Permitted purchases and other transactions with respect to our securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, officers, advisors or any of their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our initial shareholders, directors, officers, advisors or any of their affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities during certain blackout periods and when they are in possession of any material non-public information and (2) clear certain trades prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or any of their affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or any of their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of public shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or any of their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, advisors or any of their affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, directors, officers and/or any of their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be restricted unless such purchases are made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, directors, officers and/or any of their affiliates will be restricted from making purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any common stock properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a stockholder meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement or we choose to seek shareholder approval for business or other reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

∎	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

∎	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. In such case, pursuant to the terms of a letter agreement entered into with us, our initial shareholders have agreed (and their permitted transferees will agree) to vote their founder shares and any public shares held by them in favor of our initial business combination. Our directors and officers also have agreed to vote in favor of our initial business combination with respect to public shares acquired by them, if any. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our issued and outstanding common stock entitled to vote thereon. Each public shareholder may elect to redeem their public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of a business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the annual meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the annual meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, directors and officers have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we have not completed our initial business combination within such 24-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month time period.

Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our sponsor, directors and officers have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 following such redemptions.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,950,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the required time period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,950,000 from the proceeds of this offering and the sale of the private placement warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $750,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $750,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy or insolvency petition or an involuntary winding-up or bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

∎

If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and in all cases subject to the requirements of other applicable law;

∎

Prior to our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or (b) to approve an amendment to our amended and restated certificate of incorporation to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering or (y) amend the foregoing provisions;

∎

Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our executive officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm that such a business combination is fair to our company from a financial point of view;

∎

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act. Whether or not we maintain our registration under the Exchange Act or our listing on NYSE, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

∎

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination;

∎

If our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein; and

∎	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we have not completed our initial business combination within 24 months from the closing of this offering.

REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be
less than $5,000,001 following such redemptions, and any limitations (including, but not limited to, cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will be restricted except to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we have not completed our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares.

	REDEMPTIONS IN CONNECTION WITH OUR INITIAL BUSINESS COMBINATION	OTHER PERMITTED PURCHASES OF PUBLIC SHARES BY OUR AFFILIATES	REDEMPTIONS IF WE FAIL TO COMPLETE AN INITIAL BUSINESS COMBINATION

Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 4

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
Escrow of offering proceeds	Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. $250,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N. A., with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $212,625,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$250,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq listing rules require that our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the trust account (excluding any deferred underwriters fees and taxes payable on the income earned on the trust account).	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The shares of Class A common stock and warrants constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Jefferies LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we receive only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Business combination deadline	If we have not completed our initial business combination within 24 months from the closing of this offering, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under the laws of the State of Delaware to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within 24 months from the closing of this offering, subject to applicable law.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.
Tendering share certificates in connection with a tender offer or redemption rights	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such

TERMS OF OUR OFFERING	TERMS UNDER A RULE 419 OFFERING
approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	shareholders to arrange for them to deliver their certificate to verify ownership.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our shares of Class A common stock, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Conflicts of Interest

Our management team, in their capacities as directors, officers or employees of our sponsor or its affiliates or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future entities affiliated with or managed by our sponsor, or third parties, before they present such opportunities to us, subject to his or her fiduciary duties under the laws of the State of Delaware and any other applicable fiduciary duties. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. For more information, see the section entitled “ Management—Conflicts of Interest.”

Our directors and officers presently have, and any of them in the future may have, additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our directors or officers becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, or in the case of a non-compete restriction, may not present such opportunity to us at all, subject to his or her fiduciary duties under Delaware law. See “ Risk Factors—Certain of our directors and officers are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to complete our initial business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 1001 Green Bay Rd. #227, Winnetka, IL 60093. We consider our current office space adequate for our current operations.

Employees

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees and Officers

NAME	AGE	TITLE
Alyssa Rapp	42	Chief Executive Officer and Director
Tracy Wan	61	President, Chief Financial Officer and Director Nominee
Curtis Feeny	63	Co-Chair
George Hornig	66	Co-Chair
Matt Wandoloski	66	Director Nominee
Christie Hefner	68	Director Nominee
John MacCarthy	61	Director
Ellen Levy	51	Director Nominee
Carl Allegretti	59	Director Nominee

Our directors, director nominees and officers are as follows:

Alyssa Rapp, age 42, serves as Chief Executive Officer and Director. Ms. Rapp was formerly the Chief Executive Officer of Surgical Solutions, a tech-enabled healthcare business providing non-clinical surgical services to hospitals (from 2018 - April 2021). As CEO, Ms. Rapp led a successful turnaround of the enterprise, driving 21% sales growth with 90% customer retention. Ms. Rapp has also served as an independent director of Women’s Health Network, a portfolio company of Shore Capital Partners and Illinois Humanities since 2020. She previously served on the board of the Illinois Housing Development Authority from 2015-2019. From 2005-2015, Ms. Rapp served as the founder & CEO of Bottlenotes, Inc., a leading interactive media company. Starting in 2015, Ms. Rapp has served as the Managing Partner of AJR Ventures, a strategic advisory firm for family offices and private equity firms on market development, digital and e-commerce strategies for select portfolio companies. In addition, Ms. Rapp has served as a lecturer-in-management at Stanford University’s Graduate School of Business since 2014 and Adjunct Professor of Entrepreneurship at the University of Chicago’s Booth Business School since 2019. Ms. Rapp earned a B.A. in Political Science and the History of Art from Yale University in 2000 and an M.B.A. from Stanford University’s Graduate School of Business in 2005. She is the author of Amazon Bestseller, Leadership and Life Hacks: Insights from a Mom, Wife, Entrepreneur & Executive (ForbesBooks, October 2019). Ms. Rapp was selected to serve on the Board due to her experience in the technology and healthcare industries.

Tracy Wan, age 61, serves as President, Chief Financial Officer and will serve as Director. Ms. Wan is a seasoned executive who has spent over 25 years in senior management roles as chief financial officer and chief operating officer at public and private companies. Ms. Wan is a Managing Partner of TYW Consultants LLC (2016-present and 2006-2009), a consulting and advisory firm that provides services to executive teams, boards and investors of business to develop strategic business plans, and to improve financial and operational performance. As part of her consulting and advisory practice at TYW Consulting, she provided consulting services to Surgical Solutions (2018-2021), including as Acting COO (2019-2020), working with Surgical Solutions’ management team and the company’s board, other healthcare companies, OEMs of medical equipment and supplies, and hospital administration. Ms. Wan has worked closely with Ms. Rapp on a variety of business projects over the last ten years. For her executive roles, Ms. Wan served as President, COO (1999-2006) and Director (2004-2006); and as Executive Vice President and CFO (1994-1999) of The Sharper Image (formerly NASDAQ: SHRP). Ms. Wan served as President, COO and Director (2015-2016), and as COO (2009-2015) of Cycle Gear, Inc., a private-equity backed omni-channel retail business. Ms. Wan earned a B.S. in Business Administration, Accounting from San Francisco State University. Early in Ms. Wan’s career, she worked as a CPA (not currently active) in the public accounting firm of Laventhol and Horwath in San Francisco, California. Ms. Wan was chosen to serve on the Board in light of her experience in public companies and private equity, and the healthcare industry.

Curtis Feeny, age 63, will serve as Co-Chair of our Board. Mr. Feeny has served as a Senior Advisor to Peterson Partners since March 2020. From 2000-2016 he was Managing Director at Voyager Capital, a leading technology venture capital firm where Mr. Feeny invested in healthcare technology, SaaS, enterprise software, data analytics and wireless infrastructure, amongst other sectors. Mr. Feeny also served as Managing Director for Silicon Valley Data Capital, where he focused on early stage technology investing. Prior investments include Ayla Networks, Kaggle

(acquired by Google), Wise.io (acquired by GE), Sensys Networks, WellnessFX (acquired by Thorne Research), and ClearCare (acquired by Wellsky). Mr. Feeny has served on over 30 Boards, both public and private, including the Board of CBRE since 2006 (NYSE:CBRE), Staples from 2016-2017, Khan Academy since 2016, Stanford Federal Credit Unit since 2006, Silicon Valley Executive Network since 2012 and Docusign, Inc. since 2020 (NASDAQ: DOCU) and was a senior executive at the Stanford Management Company and Trammell Crow prior to joining Voyager in 2000. During his time at Stanford Management Company, the office within Stanford University that invests Stanford University’s endowment and other financial assets, Mr. Feeny was responsible for overseeing the investment of the University’s endowment as it grew from $2.5 billion to $8.9 billion over eight years. Mr. Feeny has an MBA from Harvard Business School and a BS in mechanical engineering from Texas A&M University. Peterson Partners shall have the right, but not the obligation, to nominate to our Board one director prior to our initial business combination, which nominee will be Curtis Feeny upon consummation of this offering. Mr. Feeny was chosen to serve on the Board due to his experience in the technology, healthcare and private equity industries.

George Hornig, age 66, will serve as Co-Chair of our Board. From 2010-2016, Mr. Hornig was a Senior Managing Director and Global COO of PineBridge Investments, a global asset manager focused on active, high-conviction investing with over $125 billion in assets under management. Mr. Hornig previously served as COO of Credit Suisse Asset Management from 1999-2010, Deutsche Bank Americas from 1993-1999, and Wasserstein Perella from 1988-1991, where he was also a co-founder of the firm. Mr. Hornig has also been an active Director and seed investor for private technology-enabled companies over the last 30 years, serving as a director (and now chairman) of Xometry since 2013, an AI-driven manufacturing platform. Mr. Hornig has served as Board Chairman of The Seed Lab since 2019 and Lasso Partners since 2020, Director and Audit Chair of Syntax since 2018 and Director of Daniel J. Edleman Holdings since 2016. He has been member of the Advisory Board for Babiators since 2014, Stojo since 2018, Copper Publishing since 2019, Ready Set Jet since 2019, Longsight Advisors since 2019 and Vantage Point since 2020. Mr. Hornig holds an A.B, J.D, and M.B.A from Harvard University. Mr. Hornig was selected as a member of the Board due to his decades of experience in the healthcare, investment banking and technology industries.

Matt Wandoloski, age 66, will serve as a Director. Since 2019, Mr. Wandoloski has served as CEO of Paloma Healthcare Consulting, a consulting firm that partners with innovative healthcare related companies to accelerate growth and profitability through Board and Strategic Advisor roles. From 2011-2018, he served as Vice President of Corporate Strategy, Informatics, & Subsidiary Development at Blue Cross Blue Shield of Arizona. Additionally, Mr. Wandoloski served as the former CEO of UnitedHealthcare, S. Arizona. Mr. Wandoloski has served on the board of directors of Complia Health since 2021, a home health home care hospice software company. Mr. Wandoloski holds a M.B.A in Finance from Long Island University – C.W Post, New York. Mr. Wandoloski was selected to serve on the Board due to his extensive experience in the healthcare industry.

Christie Hefner, age 68, will serve as a Director. Ms. Hefner has served as Chairman of the Board of Hatch Beauty Brands which offers both beauty and wellness incubation, since 2014. Ms. Hefner has served on the Boards of R.D. Offutt Company since 2016, Edge Beauty since 2019, Metro Edge since 2019 and Fyllo since 2020 and previously served as a Director for Luminary Digital Media, LLC from 2013 to 2016. Previously, she served in a variety of executive positions with Playboy Enterprises, serving as the longest tenured female public company CEO. She was widely credited with developing and leading the execution of strategies that repositioned the company from its legacy domestic magazine business to a global multi-media and lifestyle company and building its institutional shareholder base Ms. Hefner has been a Trustee of Rush University Medical Center since 1993 and former Chairman of the CORE Center from 1995-2002, a national model for the integrated treatment of people with HIV AIDS and other infectious diseases. Ms. Hefner was the former Executive Chairman of Canyon Ranch Enterprises from 2009-2015. Ms. Hefner holds a B.A. in English and American Literature from Brandeis University. Ms. Hefner was chosen to serve on the Board due to her wide range of experience, including in the beauty and wellness industry.

John MacCarthy, age 61, has been a director since February 2021. He is a member of the board of directors of the Nuveen Global Cities REIT, an unlisted Real Estate Investment Trust with over $500 million in assets under management, since July 2017 He served as the Chief Legal Officer of Nuveen, an investment management firm owned by TIAA with over $1 trillion in assets under management in 2017 and 2018. Mr. MacCarthy was Chief Operating Officer of TIAA Global Real Assets in 2016 and 2017. While an executive at Nuveen, Mr. MacCarthy negotiated the 2014 sale Nuveen to TIAA, the 2007 leveraged buyout of Nuveen led by Madison Dearborn Partners, and several other acquisitions by Nuveen. Mr. MacCarthy joined Nuveen Investments (NYSE: NUV) as General

Counsel in 2006, serving as Executive Vice President, Secretary and General Counsel from 2008 through 2015. Before joining Nuveen, Mr. MacCarthy was a partner at the law firm of Winston & Strawn LLP, serving as Chairman of the Corporate Department from 2001 to 2006. Mr. MacCarthy holds a J.D. from Stanford Law School and a B.A. from Williams College. Pursuant to an agreement with our sponsor, a trust established for the benefit of the heirs of Gregory J. Purcell and a member of our sponsor, is entitled to nominate two directors for appointment to our Board in connection with the closing of the offering, which nominees are Carl Allegretti and John MacCarthy. Mr. Purcell is the founder and Chief Executive Officer of Arbor Investments. Mr. MacCarthy was selected to serve on the Board due to his extensive legal, investments and private equity experiences.

Ellen Levy, age 51, will serve as a Director. Dr. Levy is the Founder & Managing Director of Silicon Valley Connect, working with organizations and entrepreneurs on opportunities for “networked innovation”, while also managing a portfolio of 50+ startups as an angel investor/advisor (a sample of investments including: RelateIQ, acquired by Salesforce; Accompany, acquired by Cisco; Outreach, BetterUp; DoctorOnDemand; Happiest Baby; Trusted Health). Additionally, she is a member of the Board of Directors of commercial real estate finance company Walker & Dunlop (NYSE: WD), financial services company CAIS, social network for military and veterans company Rallypoint, and from 2015-2020, education technology company Instructure (NYSE: INST). Dr. Levy spent nearly a decade (2003-2012) working with LinkedIn, including as Vice President of Corporate Development & Strategy and member of the Executive Team following her original role as Advisory Board member when the company was first founded. Over her career, Ellen has held formal roles in venture capital (Softbank Venture Capital; NeoCarta Ventures; Draper Fisher Jurvetson), startups (WhoWhere, bought by Lycos; Softbook Press, bought by Gemstar TVGuide; LinkedIn, bought by Microsoft), technology think tanks (Interval Research), large corporations (Apple Computer; PriceWaterhouse Coopers), and universities (Harvard; Stanford; Arizona State University). Dr. Levy has a BA from the University of Michigan, and MA & PhD in Cognitive Psychology from Stanford University. Dr. Levy was selected to serve on the Board due to her experience in the technology industry.

Carl Allegretti, age 59, will serve as a Director. Mr. Allegretti has been the President of Arbor Investments since March 2020. He began his professional career at Arthur Andersen’s Chicago office in 1983. Mr. Allegretti worked with Deloitte leadership to successfully lead the Chicago tax practice of Arthur Andersen to Deloitte in 2002. While at Deloitte, Mr. Allegretti served as Chairman and CEO of Deloitte Tax LLP, led the tax practice for the Canadian member firm of Deloitte Touche Tohmatsu Limited (DTTL), led Deloitte’s Global Private Practice, was Vice Chair of the US Board of Directors and was a member of Deloitte’s Global Board of Directors. Most recently, Mr. Allegretti was Managing Partner of Deloitte’s Chicago Office until 2020. Mr. Allegretti is a member of the American Institute of Certified Public Accountants and is a certified CPA in Illinois and Indiana. He serves on the boards of World Business Chicago, Civic Committee of the Commercial Club, Imerman Angels, and the National Football Foundation. Mr. Allegretti also serves as Chair of the Audit Committee of the Ann and Robert H. Lurie Children’s Hospital of Chicago, is the Co-Chair of the After School Matters Advisory Board, and was the former Chair of Illinois Special Olympics. Mr. Allegretti received his bachelor’s degree in Accounting from Butler University in Indiana. Pursuant to an agreement with our sponsor, a trust established for the benefit of the heirs of Gregory J. Purcell and a member of our sponsor, is entitled to nominate two directors for appointment to our Board in connection with the closing of the offering, which nominees are Carl Allegretti and John MacCarthy. Mr. Purcell is the founder and Chief Executive Officer of Arbor Investments. Mr. Allegretti was selected to serve on the board due to his decades of business experience.

Number, Terms of Office and Appointment of Directors and Officers

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of 9 members. Prior to our initial business combination, holders of our founder shares will have the right to appoint all of our directors and remove members of the board of directors for any reason, and holders of our public shares will not have the right to vote on the appointment of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended by approval of a majority of at least 90% of the shares of our Class B common stock. Each of our directors will hold office for a two-year term. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board of directors or by a majority of the holders of our common stock (or, prior to our initial business combination, holders of our founder shares).

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated certificate of incorporation as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Our board has determined that each of Curtis Feeny, George Hornig, Christie Hefner, Ellen Levy, and Matt Wandoloski is an independent director under applicable SEC rules and the Nasdaq listing standards.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our sponsor has issued units in the sponsor to each of our independent directors representing indirect interests in 155,114 founder shares in the case of each of our Board Co-Chairman and 99,716 founder shares in the case of each of our other independent directors. Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, directors, officers or our or any of their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Pursuant to Nasdaq listing rules we will establish two standing committees—an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act and a compensation committee, each comprised of independent directors. Under Nasdaq listing rule 5615(b)(1), a company listing in connection with its initial public offering is permitted to phase in its compliance with the independent committee requirements. We do not intend to rely on the phase-in schedules set forth in Nasdaq listing rule 5615(b)(1).

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Curtis Feeny, George Hornig and Christie Hefner. George Hornig will serve as chair of the audit committee.

Each member of the audit committee is financially literate and our board of directors has determined that qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

∎

assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

∎	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other registered public accounting firm engaged by us;

∎

pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

∎

reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm has with us in order to evaluate their continued independence;

∎	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

∎	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

∎

obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

∎

meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

∎	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

∎

reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Curtis Feeny, George Hornig and Christie Hefner. George Hornig will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

∎

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

∎

reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

∎	reviewing our executive compensation policies and plans;

∎	implementing and administering our incentive compensation equity-based remuneration plans;

∎	assisting management in complying with our proxy statement and annual report disclosure requirements;

∎	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

∎	producing a report on executive compensation to be included in our annual proxy statement; and

∎	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Ethics

Prior to the closing of this offering, we will adopt a code of ethics and business conduct (our “Code of Ethics”) applicable to our directors, officers and employees. We will file a copy of our form of our Code of Ethics as an exhibit to the registration statement. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

∎	the corporation could financially undertake the opportunity;

∎	the opportunity is within the corporation’s line of business; and

∎	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Under We do not believe, however, that the fiduciary duties or contractual obligations of our directors or officers will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:

∎

None of our directors or officers is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

∎

In the course of their other business activities, our directors and officers may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors, Director Nominees and Officers.”

∎

Our initial shareholders, directors and officers have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 24 months after the closing of this offering. However, if our initial shareholders (or any of our directors, officers or affiliates) acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of: (1) one year after the completion of our initial business combination; and (2) subsequent to our initial business combination (x) if the last reported sale price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the common stock underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and directors and officers may directly or indirectly own common stock and warrants following this offering, our directors and officers may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

∎

Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

∎

Our directors and officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such directors and officers was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our directors and officers have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our directors, officers and director nominees currently have fiduciary duties or contractual obligations:

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION

Alyssa Rapp	Shore Capital Partners, Women Health Network	Healthcare and Food and Beverage Marketing	Director

	Illinois Humanities	Non-Profit	Director

	Surgical Solutions	Healthcare	CEO and Director

	AJR Ventures	Strategic Advisement	Managing Partner

Tracy Wan	TYW Consultants LLC	Consulting	Managing Partner

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION

Curtis Feeny	Peterson Partners	Private Equity	Senior Rider

	CBRE Group, Inc.	Real Estate	Director

	E.Merge Technology Acquisition Corp.	Special Purpose Acquisition Company	Director

	Workstep	Hiring Technology Platform	Advisory Board Member

	TripaLink, Inc.	Real Estate and Housing	Advisory Board Member

George Hornig	George Hornig LLC	Venture Capital	Managing Member

	The Seed Lab	Venture Capital	Executive Chairman

	Lasso Partners	Strategic Advisement	Chairman

	Syntax	Private Equity	Director

	Daniel J. Edelman Holdings	Communications Marketing	Director

	Xometry	Manufacturing	Director

	Babiators	Consumer Goods	Advisory Board Member

	Stojo	Food and Beverage	Advisory Board Member

	Copper	e-publishing	Advisory Board Member

	Ready Set Jet	Cosmetics	Advisory Board Member

	Longsight Advisors	Advisory Firm	Advisory Board Member

	Vantage Point	Virtual Reality	Advisory Board Member

Matt Wandoloski	Paloma Healthcare Consulting LLC	Healthcare	Chief Executive Officer

	Complia Health	Healthcare Software	Director

	Animas Data Solutions	Data Management	Advisory Board Member

	RexPay	Digital Payment Platform	Advisory Board Member

	Solera Health	Improving Health Platform	Advisory Board Member

	WealthVP	Investment Platform	Advisory Board Member

	Genius Avenue	Sales, Enrollment and Administration Platform	Advisory Board Member

Christie Hefner	Hugh M. Hefner Foundation	Non-Profit	Chairman and Director

	Better Government Association Civic Leadership Committee	Watchdog Organization	Director

	Center for American Progress Action	Policy Institute	Director

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION

	Springboard Enterprises	Non-Profit	Advisory Board Member

	Rush University Medical Center	Healthcare	Trustee

	Hatchbeauty Brands	Beauty Products	Chairman

	R.D. Offutt Company	Agricultural Conglomerate	Advisory Board Member

	Edge Beauty	Direct-to-consumer Fragrance	Advisory Board Member

	Metro Edge	Transportation Data	Advisory Board Member

	Fyllo	Data Solutions	Director

John MacCarthy	Nuveen Global Cities REIT	Real Estate Investment Trust	Director

	John MacCarthy Consulting LLC	Consulting	Managing Member

Ellen Levy	Silicon Valley Connect	Consulting	Founding Managing Director

	Walker & Dunlop	Commercial Real Estate Finance	Director

	Arizona State University	Higher Education	Senior Advisor to the President

	CAIS	Financial Services	Director

	Rallypoint	Military Network Services	Director

	Signalfire Ventures	Technology	Advisor

Carl Allegretti	Arbor Investments	Financial Services	President

Accordingly, if any of the above directors or officers become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Delaware law. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to identify and pursue business combination opportunities or complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, directors or officers. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent and disinterested directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do

so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, directors and officers have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares (and their permitted transferees will agree) and public shares held by them in favor of our initial business combination.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our shares of Class A common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

∎	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding common stock;

∎	each of our directors, officers and director nominees that beneficially owns common stock; and

∎	all our directors, officers and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that 937,500 founder shares are forfeited, and that there are 31,250,000 common stock issued and outstanding after this offering.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER OF SHARES BENEFICIALLY OWNED (2)	APPROXIMATE PERCENTAGE OF ISSUED AND OUTSTANDING COMMON STOCK SHARES
		BEFORE OFFERING	AFTER OFFERING (2)
Healthwell Acquisition Corp. I Sponsor LLC (our sponsor) (3)	7,187,500	100.0%	20.0%
Alyssa Rapp (3)	7,187,500	100.0%	20.0%
Tracy Wan (4)	—	—	—
George Hornig (4)	—	—	—
Curtis Feeny (4)	—	—	—
Carl Allegretti (4)	—	—	—
John MacCarthy (3)	7,187,500	100.0%	20.0%
Christie Hefner (4)	—	—	—
Ellen Levy (4)	—	—	—
Matt Wandoloski (4)	—	—	—
All directors, officers and director nominees as a group (9 individuals)	7,187,500	100.0%	20.0%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Healthwell Acquisition Corp. I, 1001 Green Bay Rd. #227, Winnetka, IL 60093.
(2)	Interests shown consist of founder shares, classified as Class B common stock. Such common stock will convert into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.” Amounts shown do not reflect any warrants.
(3)	Healthwell Acquisition Corp. I Sponsor LLC, our sponsor, is the record holder of the Class B common stock reported herein. The sponsor is managed by Alyssa J. Rapp and John L. MacCarthy as Managers, in each case acting by unanimous consent. Each of Ms. Rapp and Mr. MacCarthy may be deemed to beneficially own the shares of Class B common stock held by the sponsor. Each of Ms. Rapp and Mr. MacCarthy disclaims beneficial ownership of the reported shares of Class B Common stock except to the extent of their respective pecuniary interests therein.
(4)	Excludes interests held in Healthwell Acquisition Corp I Sponsor LLC representing indirect interests in Class B common stock over which such persons do not have voting or dispositive power.

Immediately after this offering, our initial shareholders will beneficially own 20.0% of the then issued and outstanding common stock (assuming our initial shareholders do not purchase any units in this offering) and will have the right to elect all of our directors prior to our initial business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to appoint any directors to our board of directors prior to our initial business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions. If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and common stock upon the consummation of this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants at a price of $1.00 per warrant ($7,700,000 in the aggregate or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 24 months from the closing of this offering, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our sponsor or its permitted transferees: (1) they will not be redeemable by us (except as described below under “Description of Securities—Redeemable Warrants—Public Redeemable Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the common stock issuable upon exercise of these warrants) are entitled to registration rights, as described below.

Our sponsor, our officers and the managers of our sponsor are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Expressions of Interest

Up to nine qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 9.9% of the units to be sold in this offering and up to two qualified institutional buyers or institutional accredited investors (who are not affiliated with any member of our management team) have each expressed to us an interest to purchase up to 4.95% of the units to be sold in this offering, in each case excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option (representing in aggregate up to 99% of the units in this offering). We have agreed to direct the underwriters to sell to the anchor investors such number of units. There is also no guarantee that all 11 anchor investors will participate in the offering. Each of the anchor investors has entered into a separate agreement with our sponsor pursuant to which each such investor has agreed to purchase limited liability company interests in the sponsor. The sponsor may enter into additional agreements on substantially similar terms.

Funds managed by or affiliated with each of Aristeia Capital, L.L.C., Castle Creek Strategies, LLC, Meteora Capital Management, L.P., Radcliffe Capital Management, L.P. and Shaolin Capital Management (the “9.9% anchor investors”) have entered into agreements purchasing units in the sponsor for $525.00, representing an indirect beneficial interest in up to 150,000 founder shares, and funds managed or affiliated with each of Wolverine Asset Management, LLC and Rangeley Capital, LLC (the 4.9% anchor investors”) have entered into agreements purchasing units in the sponsor for $262.50, representing an indirect beneficial interest in up to 75,000 founder shares. In the event the number of units sold in this offering is reduced, or the number of units allocated by the underwriters for purchase by each anchor investor is reduced below 9.9% or 4.95%, as applicable, of the units in this offering, there will be no corresponding reduction in the number of founder shares the anchor investor will hold indirectly through the sponsor. However, the anchor investors have agreed that if such anchor investor does not purchase 9.9% or 4.95%, as applicable, of the units in this offering, it will forfeit the limited liability company interests in our sponsor.

The 9.9% anchor investors and the 4.95% anchor investors are not required to (i) other than as described above, hold any units, shares of Common Stock or warrants they may purchase in this offering or thereafter for any amount of time, (ii) vote any shares of Common Stock they may own at the applicable time in favor of our initial business combination or (iii) refrain from exercising their right to redeem their public shares at the time of our initial business combination.

In addition, four original anchor investors who have each expressed to us an interest to purchase up to 9.9% of the units in this offering have each purchased limited liability company interests in the our sponsor pursuant to agreements with our sponsor . Certain investment funds and managed accounts managed by or affiliated with Atalaya Capital Management LP (“Atalaya Capital”) have subscribed to purchase interests in our sponsor for $1.0 million, and certain investment funds and managed accounts managed by or affiliated with each of Magnetar Financial LLC (“Magnetar”), Context Capital Management LLC (“Context”) and PEAK6 Strategic Capital LLC (”PEAK6”) have each subscribed to purchase interests in our sponsor for $500,000 (up to $1.1 million and $550,000, respectively, if the underwriters’ over-allotment option is exercised in full), representing an indirect beneficial interest in up to 500,000 founder shares and 1.0 million private placement warrants (up to 550,000 founder shares and 1.1 million private placement warrants if the underwriters’ over-allotment option is exercised in full), in the case of Atalaya Capital, and 250,000 founder shares and up to 500,000 private placement warrants, (up to 275,000 founder shares and 550,000 private placement warrants if the underwriter’s over-allotment option is exercised in full), in the case of Magnetar, Context and PEAK6. We refer to these investors as the “original anchor investors”.

Further, each of the original anchor investors has agreed that if such anchor investor does not purchase 9.9% of the units in this offering, it will forfeit interests in our sponsor representing 219,670 founder shares, in the case of Atalaya Capital, and 109,835 founder shares, in the case of Magnetar, Context and PEAK6 (the “contingent founder shares”) (provided that no forfeiture will occur if such anchor investor purchases less than 9.9% of the units in this offering due to the sponsor or the underwriters not permitting such investor to purchase such number of units), and if any anchor investor transfers the units purchased in this offering (or the Class A common stock underlying such units) prior to the closing of our initial business combination (other than to its affiliates or such other parties that are approved in advance in writing by our sponsor) or it elects to redeem any of the Class A common stock purchased in this offering, it will forfeit to our sponsor interests in our sponsor representing the contingent founder shares, with the amount forfeited proportional in each case to the number of shares of Class A common stock transferred or redeemed by the anchor investor as a percentage of the total number of units purchased by such anchor investor in this offering.

In addition, our sponsor has agreed with each of the original anchor investors that if the Company raises additional equity capital in a private placement in connection with our initial business combination, each original anchor investor will be invited to purchase securities in the private placement on the terms offered to other investors in the private placement and our sponsor will request that the Company allocate $50.0 million to Atalaya Capital, and $25.0 million to each of Magnetar, Context and PEAK6 of the securities available for purchase in such private placement. Our sponsor has also agreed to grant the original anchor investors a right of first offer to invest in our sponsor on similar terms in connection with up to three future special purpose acquisition companies sponsored by our sponsor.

Although the Company and the underwriters are not required to sell the anchor investors units in this offering, the Company is not aware of any circumstances under which the Company or the underwriters would prohibit each of the anchor investors from purchasing 9.9% or 4.95%, as applicable, of the units in the offering. There can be no assurance that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination.

In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public shareholders would be required to approve our initial business combination. The anchor investors have no agreement with us or the sponsor with respect to voting in favor of our initial business combination. If the anchor investors each elect to purchase 9.9% or 4.95%, as applicable, of the units in this offering, such stockholders will own 99% of the units sold in this offering, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option. Our sponsor and the anchor investors will own collectively 99% of the outstanding common stock, excluding any units sold pursuant to the underwriters’ exercise of their over-allotment option.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders, directors and officers. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of: (A) one year after the completion of our initial business combination; and (B) subsequent to our initial business combination (x) if the last reported sale price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our directors or officers, any affiliates or family members of any of our directors or officers, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the State of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; or (h) in the event of our completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

Our directors and officers and any other holders of the founder shares, forward purchase shares, private placement warrants and any warrants that may be issued on conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants, the forward purchase warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants.” We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On February 10, 2021, our sponsor paid $25,000 for the issuance of 7,187,500 founder shares, or approximately $0.003 per share. Our initial shareholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and common stock upon the consummation of this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 7,700,000 (or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants for a purchase price of $1.00 per warrant ($7,700,000 in the aggregate or $8,450,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant may be exercised for one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management—Conflicts of Interest,” if any of our directors or officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our directors and officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors, officers or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $350,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2022 and the closing of this offering. These loans will be repaid upon completion of this offering out of the $750,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. The value of our sponsor’s interest in this loan transaction corresponds to the principal amount outstanding under any such loan. As of March 31, 2021, there was $300,000 outstanding under such promissory note.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsor. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver of any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a annual meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

We have entered into a forward purchase agreement with Peterson Partners, a member of our sponsor, pursuant to which Peterson Partners has subscribed to purchase from us 4,000,000 units, with each unit consisting of one share of Class A common stock, or a forward purchase share, and one-half of one warrant to purchase one share of Class A common stock, or a forward purchase warrant, for $10.00 per unit, or an aggregate amount of up to $40.0 million, in a private placement that will close concurrently with the closing of our initial business combination. Peterson Partners has the right to nominate to our Board one director, as described below. Peterson Partners’ commitment under the forward purchase agreement is subject to, among other conditions, the approval of its investment committee to purchase the units no later than five business days after we notify them of our intention to enter into a definitive agreement for a proposed business combination. The forward purchase shares will be identical to the shares of Class A common stock included in the units being sold in this offering, except that they will be subject to certain transfer restrictions, as described herein, and the forward purchase warrants shall be identical to the private placement warrants. In connection with the forward purchase agreement, our sponsor issued Peterson Partners interests in our sponsor representing, upon consummation of our IPO, an indirect economic interest in approximately 4% of our Class B Common Stock. Peterson Partners shall have the right, but not the obligation, to nominate to our Board one director prior to our initial business combination, which nominee shall be Curtis Feeny upon consummation of this offering.

In addition, Peterson Partners has agreed with us that, during the Lock-Up Period (as defined below) without the prior written consent of the Company, it shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to, the forward purchase units, the forward purchase securities or any shares of Class A common stock received upon exercise of the forward purchase warrants (the “Lock-up Securities”), owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

“Lock-Up Period” means the period commencing on the date of the closing of this offering and ending on the earlier of (a) the twelve (12) month anniversary after the closing of our initial business combination, (b) the date following the closing of our initial business combination on which the Company completes a liquidation, merger, share exchange or similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A Shares for cash, securities or other property, (c) the date that any lock-up or vesting restrictions applicable to our sponsor and its permitted transferees with respect to the founder shares expires or lapses, and (d) the date that any lock-up restrictions applicable to any other forward purchaser (if any) expires or lapses.

We have entered into a registration rights agreement with respect to the founder shares, private placement warrants, warrants issued upon conversion of working capital loans (if any) and other securities held by our directors and officers (if any), which is described under the heading “Principal Shareholders—Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt our Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, directors or officers, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, directors or officers unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our sponsor, directors or officers, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrants held in the trust account prior to the completion of our initial business combination:

∎	Repayment of an aggregate of up to $350,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

∎	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

∎

Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our directors and officers to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

The above payments may be funded using the net proceeds of this offering and the sale of the private placement warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 380,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We expect the Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Jefferies LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.

In no event will the Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC, which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which closing is anticipated to take place three business days after the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Common Stock

Upon the closing of this offering, 31,250,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 937,500 founder shares by our sponsor), consisting of:

∎	25,000,000 shares of our Class A common stock underlying the units being offered in this offering; and

∎	6,250,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of the offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of record of the Class A common stock and holders of record of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, with each share of common stock entitling the holder to one vote except as required by law. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 380,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with Nasdaq’s corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) without a stockholder vote by means of a tender offer. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. If we conduct redemptions by means of a tender offer, the tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

If we seek stockholder approval, the participation of our sponsor, officers, directors, advisors or any of their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days’ (but not less than 10 days’ nor more than 60 days’) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreements of our initial stockholders, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, pursuant to a letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination.

As a result, in addition to our initial stockholders’ founder shares, we would need 9,375,001, or 37.5% (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised), or 1,562,001, or 6.25% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 25,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which will be net of taxes paid by us) upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, (ii) our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (B) to waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to (i) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (ii) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (C) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights as described herein and (iv) are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our sponsor, officers and directors have agreed (and its permitted transferees will agree) pursuant to the letter agreement to vote any founder shares held by them and any public shares purchased during or after this offering (including in open market and privately-negotiated transactions) in favor of our initial business combination.

In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with our initial business combination, the number of shares of Class A common stock issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of this offering, plus the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination, excluding the forward purchase securities and any shares of Class A common stock or equity-linked securities exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial business combination and any private placement-equivalent warrants issued to our sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of founder shares will never occur on a less than one for one basis. We cannot determine at this time whether a majority of the holders of our Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio. They may waive such adjustment due to (but not limited to) the following: (i) closing conditions that are part of the agreement for our initial business combination; (ii) negotiation with Class A stockholders on structuring an initial business combination; or (iii) negotiation with parties providing financing that would trigger the anti-dilution provisions of the Class B common stock. If such adjustment is not waived, the issuance would not reduce the percentage ownership of holders of our Class B common stock, but would reduce the percentage ownership of holders of our Class A common stock. If such adjustment is waived, the issuance would reduce the percentage ownership of holders of both classes of our common stock. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the reported closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) the date, following the completion of our initial business combination, on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Redeemable Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination or within a specified period following the consummation of our initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.    Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants and the forward purchase warrants):

∎	in whole and not in part;

∎	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

∎

if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A common stock is available throughout the 30-day redemption period or we have elected to require the exercise of the warrants on a cashless basis.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.    Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants and the forward purchase warrants):

∎	in whole and not in part, and only if the private placement warrants are simultaneously redeemed;

∎

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below; and

∎

if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders. Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

∎

if the closing price of the shares of Class A common stock for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants and the forward purchase warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

REDEMPTION DATE (PERIOD TO EXPIRATION OF WARRANTS)	FAIR MARKET VALUE OF CLASS A COMMON STOCK
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A common stock.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Maximum Percentage Procedures.    A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.    If the number of outstanding Class A common stock is increased by a capitalization or share dividend payable in Class A common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A common stock equal to the product of (i) the number of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a shareholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A common stock, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding Class A common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A common stock.

Whenever the number of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A common stock or equity-linked securities, excluding the forward purchase securities, for capital raising purposes in connection with the closing of our initial business combination (excluding any forward purchase securities) at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares held by our sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “—Redemption of warrants when the price per Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of Class A common stock by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor, Jefferies or their respective permitted transferees. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the sponsor, Jefferies or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Any amendment to the terms of the private placement warrants or forward purchase warrants or any provision of the warrant agreement with respect to the private placement warrants or forward purchase warrants will require a vote of holders of at least 50% of the number of the then-outstanding private placement warrants and forward purchase warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such working capital loans by our sponsor or their affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Our sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Shareholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants” made to our officers and directors and other persons or entities affiliated with our sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

∎

if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

∎

prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account, (ii) vote on any initial business combination or (iii) vote on matters related to our pre-initial business combination activity;

∎

although we do not intend to enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, that such an initial business combination is fair to our company from a financial point of view;

∎

if a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination, which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the our Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

∎

so long as we obtain and maintain a listing for our securities on Nasdaq, Nasdaq rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of deferred underwriting discounts held in trust and taxes payable on the income earned on the trust account);

∎

if our stockholders approve an amendment to our amended and restated certificate of incorporation to (A) modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares; and

∎	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that we will only redeem our public shares so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination and after payment of deferred underwriters’ fees and commissions.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

∎	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

∎	an affiliate of an interested stockholder; or

∎	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

∎	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

∎

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

∎

on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our amended and restated certificate of incorporation will provide that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by the Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B common stock consent right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after the consummation of this offering (assuming no exercise of the underwriters’ over-allotment option) we will have 31,250,000 (or 35,937,500 if the underwriters’ over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, 25,000,000 shares (or 28,750,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 (or 7,187,500 if the underwriters’ over-allotment option is exercised in full) shares and all 7,700,000(or 8,450,000 if the underwriters’ over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock and private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be entitled to registration rights as more fully described below under “—Registration Rights.”

Upon the closing of the sale of the forward purchase shares and forward purchase warrants, all of the 4,000,000 forward purchase units, 2,000,000 forward purchase warrants and shares of Class A common stock underlying the forward purchase warrants will be restricted securities under Rule 144. The forward purchase securities are subject to the restrictions on transfer described under “Certain Relationships and Related Party Transactions.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

∎

1% of the total number of shares of Class A common stock then outstanding, which will equal 250,000 shares immediately after this offering (or 287,500 if the underwriters exercise their over-allotment option in full); or

∎	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

∎	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

∎	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

∎

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

∎	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of (i) the founder shares, which were issued in a private placement prior to the closing of this offering, (ii) private placement warrants, which will be issued in a private placement simultaneously with the closing of this offering and the shares of Class A common stock underlying such private placement warrants and (iii) private placement warrants that may be issued upon conversion of working capital loans (and their underlying securities) will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us, subject to certain limitations. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, Class A common stock and warrants on Nasdaq under the symbols “HWELU,” “HWEL” and “HWELW,” respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes U.S. federal income tax considerations generally applicable to the ownership and disposition of our units (each consisting of one share of Class A common stock and one-half of one redeemable warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, as discussed below, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one-half of one redeemable warrant components of the unit, as the case may be.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the common stock and warrants will trade separately and that any distributions made (or deemed made) by us on our common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

∎	financial institutions or financial services entities;

∎	broker-dealers;

∎	taxpayers that are subject to the mark-to-market accounting rules;

∎	tax-exempt entities;

∎	governments or agencies or instrumentalities thereof;

∎	insurance companies;

∎	regulated investment companies;

∎	real estate investment trusts;

∎	controlled foreign corporations;

∎	passive foreign investment companies;

∎	expatriates or former long-term residents of the United States;

∎	persons that actually or constructively own five percent or more of our voting shares;

∎	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

∎	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

∎	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (“PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

At least 60% of our adjusted ordinary gross income may consist of PHC income, depending on the date and size of our initial business combination. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Class A common stock and one-half of one redeemable warrant to acquire one share of Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the common stock and the warrant that comprise the unit based on their respective relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make their own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult their tax adviser regarding the determination of value for these purposes. A holder’s initial tax basis in the shares of common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the shares of common stock and the warrant comprising the unit, and the amount realized on the disposition should be allocated between the common stock and the warrant based on their respective relative fair market values at the time of disposition. The separation of the common stock and the warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit). The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our units, Class A common stock or warrants who or that is:

∎	an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

∎	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

∎	an estate whose income is subject to U.S. federal income tax regardless of its source; or

∎

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A common stock, such distributions generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in our Class A common stock (but not below zero). Any remaining excess will be treated as gain from the sale or other disposition of the shares of Class A common stock and will be treated as described “—Taxation of Disposition of Shares of Common Stock and Warrants” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities – Redeemable Warrants – Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise) or through a decrease to the exercise price, as a result, for example, of a distribution of cash or other property to the holders of our Class A common stock. Such constructive distribution to a U.S. Holder of warrants would be treated as if such U.S. Holder had received a cash distribution from us generally equal to the fair market value of such increased interest (taxed as described above under “—Taxation of Distributions”). For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Upon a sale or other taxable disposition of our shares of Class A common stock or warrants (which, in general, would include redemption of Class A common stock or warrants that is treated as a sale of such securities as below, and including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period), a U.S. Holder generally will generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A common stock or warrants exceeds one year. However, it is unclear whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the Class A common stock for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the shares of Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the shares of Class A common stock or warrants based upon the then fair market values of the shares of Class A common stock and the warrants included in the units) and (2) the U.S. Holder’s adjusted tax basis in its shares of Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares of Class A common stock or warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a Class A common stock, by any prior distributions treated as a return of capital. Long-term capital gains realized by non-corporate U.S. Holders may be taxed at reduced rates of taxation. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the shares of Class A common stock acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Shares of Class A Common Stock

In the event that a U.S. Holder’s shares of Class A common stock are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities—Common Stock” or if we purchase a U.S. Holder’s shares of Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale of the shares of Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of shares of Class A common stock, the U.S. Holder will be treated as described under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants” above. If the redemption or purchase by us does not qualify as a sale of shares of Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “—Taxation of Distributions.” Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of our shares treated as held by such U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph, including as a result of owning warrants) relative to all of our shares outstanding both before and after such redemption or purchase. A redemption or purchase by us of shares of Class A common stock generally will be treated as a sale of the shares of Class A common stock (rather than as a corporate distribution) if such redemption or purchase (1) is “substantially disproportionate” with respect to a U.S. Holder, (2) results in a “complete termination” of such U.S. Holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our shares actually owned by the U.S. Holder, but also our shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S.

Holder has a right to acquire by exercise of an option, which generally include shares of Class A common stock which could be acquired by such U.S. Holder pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption or purchase by us of shares of Class A common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. Prior to our initial business combination, the shares of Class A common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (1) all of our shares actually and constructively owned by such U.S. Holder are redeemed or (2) all of our shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and the U.S. Holder does not constructively own any other shares of ours. The redemption or purchase by us of the shares of Class A common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption or purchase by us of any shares of Class A common stock.

If none of the foregoing tests are satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “—Taxation of Distributions” above.

After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of Class A common stock will be added to the adjusted tax basis in such U.S. Holder’s remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our shares of Class A common stock are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of shares of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Class A common stock on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a share of Class A common stock received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. It is unclear whether a U.S. Holder’s holding period for the share of Class A common stock received will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current U.S. federal income tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the share of Class A common stock received generally should equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the share of Class A common stock would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Class A common stock would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the share of Class A common stock received would equal their fair market value on the date of receipt. It is unclear whether a U.S. Holder’s holding period for the share of Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the share of Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “ Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” or the section of this prospectus entitled “—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of Class A Common Stock and Warrants.”

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, Class A common stock or warrants that is for U.S. federal income tax purposes:

∎	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

∎	a foreign corporation; or

∎	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

In general, any distributions we make to a Non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A common stock or warrants (including a redemption or cashless exercise of warrants to the extent such disposition may otherwise be treated as taxable) unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of any Class A common stock upon the exercise of a warrant, or the lapse of a warrant, held by a Non-U.S. Holder generally will correspond to the U.S. federal income tax treatment of the receipt of a Class A share on exercise or lapse of a warrant by a U.S. Holder, as described under “—U.S. Holders—Exercise, Lapse or Redemption of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our securities.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A common stock and proceeds from the sale, exchange or redemption of our Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. However, backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. U.S. Holders and Non-U.S. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at rate 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on

December 13, 2018, the IRS released proposed regulation (which taxpayers may rely on) that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodical income.

UNDERWRITING

Jefferies LLC is acting as the sole book-running manager of the offering. Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC, we have agreed to sell to Jefferies LLC, and Jefferies LLC has agreed to purchase from us, 25,000,000 units.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the units if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, they currently intend to make a market in the units as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the units, that you will be able to sell any of the units held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the units subject to its acceptance of the units from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriter has advised us that they propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $             per unit. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of $             per unit to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional units.

	PAID BY HEALTHWELL ACQUISITION CORP. I
	NO EXERCISE	FULL EXERCISE
Per Unit (1)	$0.55	$0.55
Total (1)	$13,750,000	$15,812,500

(1)	$0.20 per unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ option to purchase additional units is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ option to purchase additional units is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination within 24 months from the closing of this offering, the underwriter has agreed that it will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public units.

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $750,000. We have agreed to pay for FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $25,000.

Determination of Offering Price

Prior to this offering, there has not been a public market for our units. Consequently, the initial public offering price for our units was determined by negotiations between us and the underwriter. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to the offering or that an active trading market for the units will develop and continue after the offering.

Listing

We intend to apply to have our units listed on Nasdaq under the symbol “HWELU.” Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “HWEL” and “HWELW,” respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Stamp Taxes

If you purchase the units offered in this prospectus, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus.

Option to Purchase Additional Units

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,750,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriter exercises this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriter sells more units than the total number set forth on the cover page of this prospectus.

Letter Agreements

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Jefferies LLC, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, units, warrants, Class A common stock or any other securities convertible into, or exercisable, or exchangeable for, units, warrants or Class A common stock; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriter’s over-allotment option (if any), (3) issue and sell the forward purchase securities; (4) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the units in this offering or the forward purchase agreement, as applicable, the resale of the founder shares, the private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issued or issuable upon exercise of any such private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) or forward purchase shares or forward purchase warrants (or shares of Class A common stock issued or issuable upon exercise of any forward purchase warrants), as the case may be; and (5) issue securities in connection with an initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the letter agreement, filed herewith, or executes an agreement substantially identical to the letter agreement, as applicable to directors and officers at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Jefferies LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our sponsor, our directors and executive officers have agreed not to transfer, assign or sell any of their founder shares or forward purchase shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of our shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our management team with respect to any founder shares and private placement warrants. We refer to such transfer restrictions throughout this prospectus as the lock-up.

The private placement shares will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions as described under “Principal Shareholders—Transfers of Founder Shares and Private Placement Warrants”).

Stabilization

The underwriter has advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional units in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriter must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriter for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

We have granted Jefferies LLC a right of first refusal to provide certain advisory services and participate future financings. Otherwise, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, but we may do so at our discretion. However, any of the underwriters may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that the underwriters are entitled to the deferred portion of their underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Cayman Islands

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Canada

Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions, the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

where required by law, the purchaser is purchasing as principal and not as agent, and the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

You confirm and warrant that you are either:

a “sophisticated investor” under Section 708(8)(a) or (b) of the Corporations Act;

a “sophisticated investor” under Section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of Section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

a person associated with the company under Section 708(12) of the Corporations Act; or

a “professional investor” within the meaning of Section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Relevant State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time:

to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the issuer or any manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the units is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50,000,000 and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

where no consideration is or will be given for the transfer;

where the transfer is by operation of law;

as specified in Section 276(7) of the SFA; or

as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a)    to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)    in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS

Winston & Strawn LLP, Chicago, Illinois is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Certain attorneys at Winston & Strawn LLP beneficially own a less than 3.0% economic interest in our sponsor. In connection with this offering, Kirkland & Ellis LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

The financial statements of Healthwell Acquisition Corp. I as of February 10, 2021 and for the period from February 2, 2021 (inception) through February 10, 2021 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Healthwell Acquisition Corp. I to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

HEALTHWELL ACQUISITION CORP. I

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of March 31, 2021 (unaudited) and February 10, 2021	F-3
Statements of Operations for the period from February 2, 2021 (inception) through March 31, 2021 (unaudited) and for the period from February 2, 2021 (inception) through February 10, 2021	F-4

Statements of Changes in Stockholder’s Equity for the period from February 2, 2021 (inception) through March 31, 2021 (unaudited) and for the period from February 2, 2021 (inception) through February 10, 2021

F-5
Statements of Cash Flows for the period from February 2, 2021 (inception) through March 31, 2021 (unaudited) and for the period from February 2, 2021 (inception) through February 10, 2021	F-6
Notes to Financial Statements	F-7

To the Shareholder and Board of Directors of

Healthwell Acquisition Corp. I

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Healthwell Acquisition Corp. I (the “Company”) as of February 10, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for each of the period from February 2, 2021 (inception) through February 10, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 10, 2021, and the results of its operations and its cash flows for each of the period from February 2, 2021 (inception) through February 10, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 and 3. The financial statements do not include any adjustments that become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

Hartford, CT

February 23, 2021

except for Note 7 as to which the date is May 12, 2021 and Notes 6 and 9 as to which the date is July 21, 2021.

HEALTHWELL ACQUISITION CORP. I

BALANCE SHEETS

	MARCH 31, 2021	FEBRUARY 10, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$92,263	$25,000
Prepaid expenses	1,029	—

Total current assets	93,292	25,000

Deferred offering costs	507,621	155,318

TOTAL ASSETS	$600,913	$180,318

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$1,500	$1,500
Accrued offering costs	275,075	155,318
Due to related party	2,375	—
Promissory note—related party	300,000	—

Total Current Liabilities	578,950	156,818

Commitments

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 issued and outstanding(1)	719	719
Additional paid-in capital	24,281	24,281
Accumulated deficit	(3,037)	(1,500)

Total Stockholder’s Equity	21,963	23,500

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$600,913	$180,318

(1)	Includes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

HEALTHWELL ACQUISITION CORP. I

STATEMENTS OF OPERATIONS

	FOR THE PERIOD FROM FEBRUARY 2, 2021 (INCEPTION) THROUGH
	MARCH 31, 2021	FEBRUARY 10, 2021
	(Unaudited)	(Audited)
Formation and operating costs	$3,037	$1,500

Net Loss	$(3,037)	$(1,500)

Weighted average shares outstanding, basic and diluted (1)	6,250,000	6,250,000

Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1)	Excludes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

HEALTHWELL ACQUISITION CORP. I

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

	CLASS B COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL STOCKHOLDER’S EQUITY
	SHARES	AMOUNT
Balance at February 2, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Class B Common Stock to Sponsor(1)	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	(1,500)	(1,500)

Balance at February 10, 2021 (audited)	7,187,500	$719	$24,281	$(1,500)	$23,500

Net loss	—	—	—	(1,537)	(1,537)

Balance at March 31, 2021 (unaudited)	7,187,500	$719	$24,281	$(3,037)	$21,963

(1)	Includes up to 937,500 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

HEALTHWELL ACQUISITION CORP. I

STATEMENTS OF CASH FLOWS

	FOR THE PERIOD FROM FEBRUARY 2, 2021 (INCEPTION) THROUGH
	MARCH 31, 2021	FEBRUARY 10, 2021
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(3,037)	$(1,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation and operating costs through due to related party	1,175	—
Changes in operating assets and liabilities:
Prepaid expenses	171	—
Accrued expenses	1,500	1,500

Net cash used in operating activities	(191)	—

Cash Flows from Financing Activities:
Proceeds from sale of Class B common stock to Sponsor	25,000	25,000
Proceeds from promissory note—related party	300,000	—
Payment of offering costs	(232,546)	—

Net cash provided by financing activities	92,454	25,000

Net Change in Cash	92,263	25,000
Cash—Beginning of period	—	—

Cash—End of period	$92,263	$25,000

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$275,075	$155,318

Prepaid expenses included in due to related party	$1,200	$—

The accompanying notes are an integral part of the financial statements.

HEALTHWELL ACQUISITION CORP. I

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Healthwell Acquisition Corp. I (the “Company”) is a blank check company incorporated in Delaware on February 2, 2021. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity for the period from February 2, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 25,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 7,700,000 warrants (or 8,450,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrants, in a private placement to Healthwell Acquisition Corp. I Sponsor LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, with a maturity of 185 days or less or in money market funds meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek shareholder approval under applicable law or stock exchange listing requirement. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. In such case, pursuant to the terms of a letter agreement entered into with the Company, the initial shareholders have agreed (and their permitted transferees will agree) to vote their Founder Shares and any Public Shares held by them in favor of an initial Business Combination. The Company expects that at the time of any shareholder vote relating to an initial Business Combination, the initial shareholders and their permitted transferees will own at least 20% of the issued and outstanding common stock entitled to vote thereon. The directors and officers also have agreed to vote in favor of an initial Business Combination with respect to any Public Shares acquired by them. These voting thresholds, and the voting agreements of the initial shareholders, may make it more likely that the Company will consummate a Business Combination. Each public shareholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed to waive: (i) their redemption rights with respect to any Founder Shares and Public Shares held by them, as applicable, in connection with the completion of an initial Business Combination; (ii) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a shareholder vote to amend the amended and restated certificate of incorporation (A) to modify the substance or timing of the obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of the public shares if the Company do not complete an initial Business Combination within 24 months from the closing of the Proposed Public Offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity; and (iii) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete an initial Business Combination within 24 months from the closing the Proposed Public Offering (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fail to complete an initial Business Combination within the prescribed time frame).

The Company will have until 24 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (other than the independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the taxes except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the company and, therefore, the Sponsor may not be able to satisfy those obligations. The Company has not asked the Sponsor to reserve for such obligations.

Going Concern Consideration

At March 31, 2021 the Company had $92,263 in cash and a working capital deficit of $485,658. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the shareholders may not have access to certain information they may deem important. The Company could be an emerging growth company for up to five years, although circumstances could cause the Company to lose that status earlier, including if the market value of the common stock held by non-affiliates equals or exceeds $700 million as of the end of any second quarter of a fiscal year, in which case the Company would no longer be an emerging growth company as of the end of such fiscal year. The Company cannot predict whether investors will find the securities less attractive because the Company will rely on these exemptions. If some investors find the securities less attractive as a result of the reliance on these exemptions, the trading prices of the securities may be lower than they otherwise would be, there may be a less active trading market for the securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and February 10, 2021.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Proposed Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 or February 10, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from February 2, 2021 (inception) through March 31, 2021.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 937,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). At March 31, 2021 and February 10, 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

Warrant Liabilities

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale 25,000,000 Units (or 28,750,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor has agreed to purchase an aggregate of 7,700,000 Private Placement Warrants (or 8,450,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $7,700,000 (or $8,450,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each of the Private Placement Warrants is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On February 10, 2021, the Company issued an aggregate of 7,187,500 shares of Class B common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. The Founder Shares include an aggregate of up to 937,500 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

The Sponsor has agreed that, subject to certain limited exceptions, the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination. Notwithstanding the foregoing, if the last reported sale price of the shares of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, the converted Class A common stock will be released from the lock-up.

Promissory Notes—Related Party

On February 10, 2021, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) September 30, 2021 or (ii) the consummation of the Proposed Public Offering. As of March 31, 2021 and February 10, 2021, there was $300,000 and $0 outstanding under the Promissory Note, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the

Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants issued to the Sponsor.

NOTE 6. COMMITMENTS

Registration and Stockholder Rights Agreement

The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the founders shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $5,000,000 in the aggregate (or $5,750,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $8,750,000 in the aggregate (or $10,062,500 in the aggregate if the underwriters’ over-allotment option is exercised in full). Subject to the terms of the underwriting agreement, (i) the deferred fee will be placed in the Trust Account and released to the underwriters only upon the completion of a Business Combination and (ii) the deferred fee will be waived by the underwriters in the event that the Company does not complete a Business Combination.

Anchor Investor Agreements

Up to nine qualified institutional buyers or institutional accredited investors have each expressed an interest to purchase up to 9.9% of the Units in the Proposed Public Offering and up to two qualified institutional buyers or institutional accredited investors have each expressed an interest to purchase up to 4.95% of the Units in the Proposed Public Offering, in each case excluding any Units sold pursuant to the underwriters’ exercise of their over-allotment option. There can be no guarantee that all 11 anchor investors will participate in the Proposed Public Offering. Each of the anchor investors has entered into a separate agreement with the Sponsor pursuant to which each such anchor investor has agreed to purchase limited liability company interests in the Sponsor.

There can be no assurance that any of the anchor investors will acquire any Units in the Proposed Public Offering, or as to the amount of such Units the anchor investors will retain, if any, prior to or upon the consummation of an initial Business Combination.

NOTE 7. WARRANT LIABILITIES

No warrants are currently outstanding. A warrant holder may exercise its warrants only for a whole number of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. Accordingly, unless you purchase at least two Units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of an initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to the satisfying the obligations described below with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant, if not cash settled, will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of an initial Business Combination, the Company will use the commercially reasonable efforts to file with the SEC a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, and the Company will use the commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of an initial Business Combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants (except with respect to the Private Placement Warrants and the Forward Purchase Warrants (as defined below)):

∎	in whole and not in part;

∎	at a price of $0.01 per warrant;

∎	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

∎

if, and only if, the reported last reported sale price of the Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share.

The Company will not redeem the warrants for cash unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A common stock is available throughout the 30-day redemption period, unless the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable, the Company may exercise the redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Commencing ninety days after the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

∎	in whole and not in part;

∎

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of the Class A common stock (as defined below) except as otherwise described in “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants”;

∎

if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which the Company send the notice of redemption to the warrant holders; and

∎

if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Redeemable Warrants—Public Shareholders’ Warrants—Anti-dilution Adjustments”), then the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

In addition, if (x) the Company issue additional common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination (excluding any forward purchase securities) at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an Business Combination on the date of the completion of an initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummate an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180%, respectively, of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the warrants sold as part of the Units in the Proposed Public Offering except that, so long as they are held by the Sponsor or its permitted transferees: (1) they will not be redeemable (except as described below under “Description of Securities—Redeemable Warrants—Public Redeemable Warrants—Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”); (2) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of an initial Business Combination, as described below; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the common stock issuable upon exercise of these warrants) are entitled to registration rights.

In connection with the Proposed Public Offering, The Company has entered into a forward purchase agreement (the “Forward Purchase Agreement”) with Peterson Partners a member of the Sponsor, pursuant to which Peterson Partners has subscribed to purchase from the Company 4,000,000 units, with each unit consisting of one share of Class A common stock (“Forward Purchase Shares”), and one-half of one warrant to purchase one share of Class A common stock (“Forward Purchase Warrants”) for $10.00 per unit, or an aggregate amount of up to $40,000,000, in a private placement that will close concurrently with the closing of a Business Combination. The forward purchase shares will be identical to the shares of Class A common stock included in the Units being sold in the Proposed

Public Offering, except that they will be subject to certain transfer restrictions, as described herein, and the forward purchase warrants shall be identical to the Private Placement Warrants.

The obligations under the Forward Purchase Agreement do not depend on whether any shares of Class A common stock are redeemed by the public stockholders. Peterson Partners obligation to purchase forward units will, among other things, be terminated in the event that the Company does not complete a Business Combination within the Combination Period.

The Company will account for the 20,200,000 warrants to be issued in connection with the Proposed Public Offering (including 12,500,000 Public Warrants and 7,700,000 Private Placement Warrants, assuming the underwriters’ over-allotment option is not exercised) and the 2,000,000 Forward Purchase Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.

The accounting treatment of derivative financial instruments requires that the Company record the warrants as derivative liabilities at fair value upon the closing of the Proposed Public Offering. The Public Warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

NOTE 8. STOCKHOLDER’S EQUITY

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and February 10, 2021, there were no shares of preferred stock issued or outstanding.

Class A common stock—The Company is authorized to issue 380,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At March 31, 2021 and February 10, 2021, there were no shares of Class A common stock issued or outstanding.

Class B common stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of Class B common stock are entitled to one vote for each share. At March 31, 2021 and February 10, 2021, there were 7,187,500 shares of Class B common stock issued and outstanding, of which an aggregate of up to 937,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).

Holders of Class B common stock will have the right to appoint all of the directors and may remove members of the board of directors for any reason. On any other matter submitted to a vote of the shareholders, holders of the shares of Class B common stock and holders of the Class A common stock will vote together as a single class, except as required by law.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities (as described herein), are issued or deemed issued in excess of the amounts issued in the Proposed Public Offering and related to the closing of an initial Business Combination, the ratio at which the shares of Class B common stock will convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the issued and outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, 20% of the sum of all shares of Class A common stock issued and outstanding upon the completion of Proposed Public Offering, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with an initial Business Combination, excluding any forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On July 6, 2021, the Company amended the Promissory Note (the “Amended and Restated Promissory Note”), in which the Company increased the aggregate principal amount to $350,000. The Amended and Restated Promissory Note non-interest bearing and payable on the earlier of (i) June 30, 2022 or (ii) the consummation of the Proposed Public Offering. In conjunction with the Amended and Restated Promissory Note the Company effectuated a drawdown of $50,000, in which there was $350,000 outstanding under the Amended and Restated Promissory Note.

25,000,000 Units

Healthwell Acquisition Corp. I

PRELIMINARY PROSPECTUS

, 2021

Jefferies

Until                , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA expenses	$117,824
Accounting fees and expenses	60,000
Legal fees and expenses	335,000
Nasdaq listing and filing fees	75,000
Director and Officer liability insurance premiums(1)	1,050,000
Printing and engraving expenses	35,000
Miscellaneous	127,176

Total	$750,000

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section	145. Indemnification of officers, directors, employees and agents; insurance.

(a)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.

Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

On February 10, 2021, our sponsor paid $25,000, or approximately $0.003 per share, for an aggregate of 7,187,500 shares of Class B common stock, par value $0.0001 per share. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full and therefore that such founder shares would represent 20% of the outstanding shares after this offering.

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering. The limited liability company agreement of our sponsor provides that its membership interests may only be transferred to our officers or directors or other persons affiliated with our sponsor, or in connection with estate planning transfers.

Our sponsor has committed, pursuant to a written agreement, to purchase from us an aggregate of 7,700,000 private placement warrants, or 8,450,000 private placement warrants if the over-allotment option is exercised in full at $1.00 per warrant (for an aggregate purchase price of approximately $7,700,000 in the aggregate or approximately

$8,450,000 if the over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)     Exhibits.     The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

3.1	Certificate of Incorporation.*

3.2	Form of Amended and Restated Certificate of Incorporation.*

3.3	Bylaws.*

4.1	Form of Specimen Unit Certificate.*

4.2	Form of Specimen Class A Common Stock Certificate.*

4.3	Form of Specimen Warrant Certificate.*

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Winston & Strawn LLP.*

10.1	Form of Letter Agreement among the Registrant, Healthwell Acquisition Corp. I Sponsor LLC and each of the executive officers and directors of the Registrant.*

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.3	Form of Registration Rights Agreement among the Registrant, Healthwell Acquisition Corp. I Sponsor LLC and the Holders signatory thereto.*

10.4	Form of Private Placement Warrants Purchase Agreement between the Registrant and Healthwell Acquisition Corp. I Sponsor LLC.*

10.5	Form of Indemnity Agreement.*

10.6	Amended and Restated Promissory Note issued to Healthwell Acquisition Corp. I Sponsor LLC.

10.7	Securities Subscription Agreement between the Registrant and Healthwell Acquisition Corp. I Sponsor LLC.*

10.8	Forward Purchase Agreement by and among the Registrant, Healthwell Acquisition Corp. I Sponsor LLC and Peterson Partners.*

14	Form of Code of Business Conduct and Ethics.*

23.1	Consent of Marcum LLP.

23.2	Consent of Winston & Strawn LLP (included on Exhibit 5.1).*

24	Power of Attorney*

99.1	Form of Subscription Agreement by and between Healthwell Acquisition Corp. I Sponsor LLC and each Atalya Capital, Magnetar, PEAK6 and Context.*

99.2	Form of Subscription Agreement by and between Healthwell Acquisition Corp. I Sponsor LLC and certain anchor investors.

99.3	Form of Audit Committee Charter.*

99.4	Form of Compensation Committee Charter.*

Exhibit No.	Description

99.5	Consent of Carl Allegretti.*

99.6	Consent of Christie Hefner.*

99.7	Consent of Ellen Levy.*

99.8	Consent of Matt Wandoloski.*

99.9	Consent of Curtis Feeny.*

99.10	Consent of George Hornig.*

99.11	Consent of Tracy Wan.*

*	Previously filed.

(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnetka, on the 21st day of July, 2021.

HEALTHWELL ACQUISITION CORP. I

By:	/s/ Alyssa J. Rapp
Name:	Alyssa Rapp
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Alyssa J. Rapp	Chief Executive Officer (Principal Executive Officer) and Director	July 21, 2021
Alyssa Rapp

/s/ Tracy Wan	Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2021
Tracy Wan

/s/ John L. MacCarthy	Director	July 21, 2021
John L. MacCarthy